Exhibit 99.1

RISK FACTORS

This Current Report on Form 8-K contains forward-looking information based on our current expectations. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this Current Report on Form 8-K, including our consolidated financial statements and the related notes appearing elsewhere in this Current Report on Form 8-K. We have presented the below risks as “Risks related to our business,” “Risks related to the development and commercialization of products,” “Risks related to our intellectual property rights,” “Risks related to our industry,” “Risks related to our indebtedness,” “Risks related to our ordinary shares,” “Risks related to being an Irish corporation listing ordinary shares,” “Risks related to taxation” and “General risk factors.” If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, prospects, operating results or financial condition.

Risks related to our business

Due to our dependence on Upneeq, our business would be materially adversely affected if this product does not perform as well as expected.

On June 24, 2021, we and certain of our wholly-owned subsidiaries entered into a purchase and sale agreement with Acella Holdings, LLC, or Acella, and Alora Pharmaceuticals, LLC, an affiliate of Acella, pursuant to which we agreed to divest our legacy products business to Acella through the sale of the equity interests of certain of our indirect subsidiaries and other assets. Following the closing of this transaction and the divestiture of our legacy assets, we retained the RVL Pharmaceuticals business focused on eye care and medical aesthetics, led by Upneeq.

Going forward, any material adverse developments, including an inability of our sales force to effectively market and sell Upneeq, new competition from generic or other brand products, pricing pressures or supply shortages with respect to the sale, distribution or use of Upneeq, or our failure to successfully introduce Upneeq into the medical aesthetics market, could have a material adverse effect on our revenues and gross profit.

Upneeq may fail to achieve market acceptance by clinicians and patients, or others in the medical community, and the market opportunity for Upneeq may be smaller than we estimate.

Upneeq may fail to gain market acceptance by clinicians, patients, and others in the medical community. While there are no drugs other than Upneeq currently approved in the United States for the treatment of acquired blepharoptosis, or droopy eye lids, in adults, some clinicians may treat blepharoptosis with off-label use of other products or with surgery, or they may not treat the condition at all. Additionally, as the first drug approved for blepharoptosis, we spend significant resources on educating clinicians about the disorder and the impact on patients’ lives. Our education efforts may not be sufficient to convince clinicians to prescribe Upneeq for their patients suffering from blepharoptosis.

If Upneeq does not achieve adequate levels of acceptance by clinicians or patients, we will not generate significant product revenues. The degree of market acceptance of Upneeq will depend on a number of factors, including:

●	the efficacy and potential advantages of Upneeq compared to alternative treatments, including surgery;
●	the price at which we offer Upneeq;
●	the clinical indication for which Upneeq is approved;
●	the willingness of the target patient population to try new therapies and of clinicians to prescribe these therapies;
●	the effectiveness of our marketing and distribution support, and our available resources to support adequate marketing efforts; and
●	the timing of market introduction of competitive products.

Our assessment of the potential market opportunity for Upneeq is based on industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, some of which we commissioned. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data. The potential market opportunity for the treatment of acquired blepharoptosis, or droopy eye lid, is difficult to estimate precisely. The results from our physician and patient surveys may be less reflective of the acquired blepharoptosis population as a whole than a survey conducted with a larger sample size. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size or otherwise fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions. If any of our assumptions or estimates, or these publications, research, surveys or studies prove to be inaccurate, then the actual market for Upneeq may be smaller than we expect, and as a result our product revenue may be less than expected. The uncertainty with respect to the future progression of the COVID-19 pandemic and its long-term effects may also adversely impact the accuracy of such estimates and our potential market opportunity for Upneeq. Upneeq is only available through our pharmacy, RVL Pharmacy, and is a cash-only product not covered by any private or government insurance. We control the price for Upneeq which is consistent for all patients. Although we believe this cash-only model with consistent pricing is a benefit to patients, the price or distribution model may not be accepted by clinicians or patients and may negatively impact filled prescriptions and sales of Upneeq.

If we are unable to develop or maintain our sales capabilities, we may not be able to effectively market or sell Upneeq or any other products we may develop.

We face a number of additional risks in developing or maintaining internal sales and marketing capabilities, including:

●	not being able to attract talented and qualified personnel to build an effective marketing or sales force capability, or not being able to attract personnel with sufficient experience in selling and marketing to the physicians in eye care and medical aesthetics;
●	the cost of establishing a marketing and sales force capability may not be justified in light of the total revenues generated from our product; and
●	our direct sales and marketing efforts for Upneeq may not be successful.

If we are unable to establish or maintain adequate sales and marketing capabilities or are unable to do so in a timely manner, our ability to generate revenues and profits from our product will be limited and this could have a material adverse effect on our business, financial position and results of operations.

As we expand our marketing efforts for Upneeq, we will invest in expanding our sales and marketing organization into new areas such as medical aesthetics. In 2020, we established our sales and marketing infrastructure for the commercial launch of Upneeq to eye care professionals and the distribution of Upneeq directly to patients through RVL Pharmacy. As a company we have limited experience in the sales, marketing and distribution of ophthalmic products. We are currently expanding our sales force and increasing the number of managers and sales people with eye care and medical aesthetics experience.

There are risks involved with establishing, maintaining and expanding our own sales, marketing and distribution capabilities. For example, recruiting and training a sales force is expensive and time-consuming and could delay any future product launch. Further, we may underestimate the size of the sales force required for successful commercialization of Upneeq and may need to expand our sales force earlier and at a higher cost than we anticipated. If the commercial success of Upneeq is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

Factors that may inhibit our efforts to commercialize Upneeq on our own include:

●	our inability to recruit, train and retain adequate numbers of effective eye care and medical aesthetics sales and marketing personnel;
●	the inability of sales personnel to obtain access to clinicians, including as a result of limitation on office visits as a result of COVID-19 or other health concerns, or persuade adequate numbers of clinicians to prescribe Upneeq; and

●	unforeseen costs and expenses associated with maintaining and expanding an independent sales, marketing and pharmacy organization.

Our decision to establish and dispense Upneeq exclusively through a wholly-owned mail order pharmacy represents a new distribution model for us and has expanded the scope of applicable government regulation and may provoke government scrutiny.

We have made the decision to dispense Upneeq solely through a mail order pharmacy operated by RVL Pharmacy, LLC. RVL Pharmacy was established as a wholly-owned subsidiary of RVL Pharmaceuticals, Inc. (formerly RevitaLid, Inc. and the New Drug Application, or NDA, holder of Upneeq), which is our wholly-owned subsidiary commercializing Upneeq. The pharmacy dispenses only Upneeq and operates only on a cash basis (i.e., it does not submit any claims to third party payors for prescriptions filled). We cannot be certain that this business model will be successful. As a pharmacy, RVL Pharmacy is subject to certain regulations that have not historically applied to our operations, including state pharmacy licensure requirements and privacy and data security laws applicable only to health care providers. For example, none of our companies have historically been a covered entity under HIPAA. Going forward, if our business model changes and one or more of our companies, such as RVL Pharmaceuticals, Inc. or RVL Pharmacy, engage in electronic standard transactions, such as submission of claims to third party payors, such company would become a HIPAA covered entity. HIPAA covered entities are subject to comprehensive data privacy, security and breach notification obligations and non-compliance may result in civil money penalties as well as criminal fines and imprisonment. In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws and regulations (e.g., Section 5 of the Federal Trade Commission Act), that govern the collection, use, disclosure, and protection of health-related and other personal information could apply to our pharmacy operations. For example, pharmacies licensed under California law are subject to California’s Confidentiality of Medical Information Act, CMIA, which places restrictions on the use and disclosure of medical information by providers of health care, including pharmacies, and can impose a significant compliance obligation on such providers. Violations of the CMIA can result in criminal, civil and administrative sanctions, and the CMIA also provides individuals a private right of action with respect to disclosures of their health information that violate CMIA.

Compliance with data privacy and security laws, rules and regulations could require us to take on more onerous obligations in our contracts, require us to engage in costly compliance exercises, and restrict our ability to collect, use and disclose data. Each of these constantly evolving laws can be subject to varying interpretations. Failure to comply with data protection laws and regulations could result in government investigations and enforcement actions (which could include civil or criminal penalties), fines, private litigation, and/or adverse publicity and could negatively affect our operating results and business. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

Also, certain pharmacies owned by or closely affiliated with pharmaceutical manufacturers have been subject to government scrutiny in the past. Although we do not expect the pharmacy to submit claims to third party payors and anticipate that patients will be responsible for the costs associated with the product, there can be no assurance that RVL Pharmacy and its relationship to RVL Pharmaceuticals, Inc. will not be subject to government scrutiny. Such scrutiny could result in increased regulatory costs to us or cause us to be the subject of a regulatory investigation or sanctions, which could adversely affect our business, results of operations or financial condition, which would materially harm our business.

Our ability to continue our operations requires that we raise additional capital and our operations could be curtailed or discontinued if we are unable to obtain the additional funding as or when needed.

The divestiture of the Legacy Business resulted in the loss of substantially all of our revenue generating assets, and our business plan is focused on the launch of Upneeq, which will diminish our cash flows in at least the near term, in particular cash inflows from product sale. We will require additional capital to repay the remaining portion of our term loans, fund our operating needs, including the commercialization of Upneeq and other activities. Accordingly, we expect to incur significant expenditures and increasing operating losses in the future. These conditions give rise to substantial doubt as to our ability to operate as a going concern as our current sources of liquidity will not be sufficient to meet our obligations through the end of the year. Our ability to continue as a going concern will require us to obtain additional funding, generate positive cash flow from operations and/or enter into strategic alliances or sell assets. We are exploring options to raise additional funding and may seek to raise additional capital through sales of our common stock, including through equity sales agreements with broker/dealers or other public or private equity financings, through new debt facilities, including convertible debt or through a sale of a portion or all rights to any of our assets. We cannot provide assurance that we will receive cash proceeds from any of these potential sources or to the extent cash proceeds are received, that such proceeds would be sufficient to support our current operating plan or allow to continue as a going concern. Additional funds may not be available when we need them on terms that are acceptable to us or at all and the terms of any such financings may impose operating restrictions on us that limit or restrict our ability to operate our business, which could adversely affect our ability to pursue the commercialization of Upneeq and other activities on our intended timeline or at all.

We may incur operating losses in the future.

Our net loss was $27.3 million for the six months ended June 30, 2021. Our operating results may fluctuate significantly from quarter to quarter and year to year.

We devote significant amounts of financial resources to the marketing, sale and commercialization of Upneeq, and support of our research and development of our clinical and preclinical programs. We expect to incur significant expenses in the future. These expenses include those related to ongoing activities, as we:

●	add personnel to support our marketing, commercialization and sales of Upneeq and continue clinical and preclinical product development efforts;
●	launch new products into the marketplace;
●	conduct clinical trials and seek regulatory approval for arbaclofen ER and additional indications for Upneeq;
●	continue development of our pipeline product candidates;
●	continue our efforts for identifying new product opportunities, including business development and acquisitions; and
●	operate as a public company.

To become profitable, we must succeed in developing or acquiring products, obtaining regulatory approval for them, and manufacturing, marketing and selling those products for which we may obtain regulatory approval. Even if we achieve profitability for any period in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become profitable would depress our market value and could impair our ability to raise capital, expand our business, discover or develop other products or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

Our business may be adversely affected by the ongoing coronavirus outbreak.

The economic impact of the spread of COVID-19, which has caused a broad impact globally, such as restrictions on travel, access, gatherings and stay at home orders put into place by businesses and governments, may adversely affect us. In particular, we launched our commercial activities for Upneeq and began engaging with eye care providers to promote Upneeq in September 2020, and since that time have expanded our field sales force. In some instances our sales force has encountered challenges engaging with eye care providers during this on-going pandemic. Although many areas of the United States have re-opened, or begun to re-open, access to offices and other commercial facilities, there continue to be areas where restrictions remain in place or may be reinstated as a result of concerns about the spread of the Delta variant, which may have the potential to affect our ability to conduct our business and the ability of patients to visit their eye care providers. Additionally, new variants, including the Delta variant, which could be resistant to existing vaccines, may lead to new shutdowns or business disruptions in the future, and our ability to conduct our business in the manner and on the timeline presently planned could be materially and adversely impacted.

In addition, the disruptions caused by the COVID-19 pandemic could divert healthcare resources away from, or materially delay the FDA approval with respect to, our clinical trials and product candidates, including arbaclofen ER. It is unknown how long these disruptions could continue. Other known and unknown factors caused by COVID-19 could also materially delay our clinical trials that may be required for these or other product candidates, including our ability to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 if an outbreak occurs in their geography. Any elongation or de-prioritization of our clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and/or approval of our product candidates.

Additionally, while the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, the pandemic has resulted in and could continue to result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity and our ability to execute on our strategic plans.

The extent to which the COVID-19 pandemic impacts our results will depend on future developments, including the spread of variants of the virus, that are highly uncertain and cannot be predicted. We cannot reasonably estimate the length or severity of the COVID-19 pandemic or the related mitigation efforts, including the length of time it may take for normal economic and operating conditions to resume or the extent to which the disruption may materially impact our business, financial position, results of operations or cash flows.

If we determine that our goodwill and other intangible assets have become impaired, we may record significant impairment charges, which would adversely affect our results of operations.

Goodwill and other intangible assets represent a significant portion of our assets. Goodwill is the excess of cost over the fair market value of net assets acquired in business combinations. In the future, goodwill and intangible assets may increase as a result of future acquisitions. We review our goodwill, indefinite lived intangible assets and definite lived intangible assets at least annually for impairment. Impairment may result from, among other things, deterioration in the performance of acquired businesses, adverse market conditions and adverse changes in applicable laws or regulations, including changes that restrict the activities of an acquired business. Any impairment of goodwill or other intangible assets would result in a non-cash charge against earnings, which would adversely affect our results of operations. For example, we incurred charges for impairments of intangible assets of $49.0 million during the fourth quarter of 2020, primarily related to the write-off to fair value of venlafaxine, one of our legacy products, due to lower revenue due to generic competition and a write down to fair value of arbaclofen ER due to a delay in the anticipated commercialization date, if approved. For the year ended December 31, 2020, we recorded non-cash impairment charges of $72.2 million related to adjustments to the forecasted operating results for certain of our acquired generic, developed technology, product and distribution rights compared to their originally forecasted operating results at the date of acquisition. The extent to which we may record additional impairment charges in the future, in particular with respect to the commercialization of Upneeq or the development and regulatory approval of arbaclofen ER, remains uncertain. Any significant further impairment charges may adversely affect our results of operations.

Our branded pharmaceutical expenditures, including those for Upneeq, may not result in commercially successful products.

Commercializing branded products is more costly than generic products. We have historically made significant investments in the development, launch and commercialization of branded products and, following the divestiture of our legacy business, expect to continue to do so, particularly with respect to Upneeq. These investments have led to increased infrastructure costs. We cannot be certain that these business expenditures will result in the successful commercialization of Upneeq or any additional branded products or will improve the long-term profitability of our business. Our branded product will confront competitive pressures from generic pharmaceutical companies that may seek to introduce generic versions of our branded product. Generic products generally are sold at a significantly lower cost than the branded version, and, where available, may be required or encouraged in preference to the branded version under third-party reimbursement programs, or may be required by law to be substituted for branded versions by pharmacies. Competition from generic equivalents, accordingly, could have an adverse effect on our branded product. While we have endeavored (with our relevant development and manufacturing partners, as applicable) to protect our branded assets by distributing to patients exclusively through our own pharmacy, incorporating specialized manufacturing processes and by securing regulatory exclusivities and intellectual property protections, such exclusivities and protections are subject to expiry and to legal challenges.

We continue to consider product or business acquisitions or licensing arrangements to expand our product line. The success of Upneeq and any additional branded products we may launch will be based largely on the successful commercialization of our existing product, the identification of products for acquisition or future development and the acquisition or in-licensing of new product opportunities. Our current and future investments in acquisition or license arrangements may not lead to expected, adequate or any returns on investment. We also may not be able to execute future license or acquisition agreements on reasonable or favorable terms in order to continue to grow or sustain our branded product. In addition, we cannot be certain that our branded product expenditures will result in commercially successful launches of these products or will improve the long-term profitability of our branded products. Any future commercialization efforts that do not meet expectations could result in a write-down of assets related to the relevant products.

We may face competition, including from other drug manufacturers and compounding pharmacies, which could significantly limit our growth and materially adversely affect our financial results.

The pharmaceutical industry is highly competitive. The principal competitive factors in the pharmaceutical industry include:

●	introduction of other drug manufacturers’ products in direct competition with our product;
●	introduction of authorized generic products in direct competition with our product, particularly during exclusivity periods;
●	ability of generic competitors to quickly enter the market after the expiration of patents or exclusivity periods, diminishing the amount and duration of significant profits;
●	compounding pharmacies which may offer products in direct competition with our product;
●	the willingness of our customers to switch among products;
●	pricing pressures by competitors and customers;
●	a company’s reputation as a manufacturer and distributor of quality products;
●	a company’s level of service (including maintaining sufficient inventory levels for timely deliveries); and
●	product appearance and labeling.

Currently our commercial product, Upneeq, is the only FDA approved pharmaceutical agent to treat blepharoptosis in adults. That may change in the future and we may face competition from other pharmaceutical and biopharmaceutical, companies developing similar products and technologies. Our competitors may have longer operating histories and greater financial, research and development, marketing and other resources than we do. Consequently, many of our competitors may be able to develop products or processes competitive with, or superior to, our own. Furthermore, we may not be able to differentiate our product from those of our competitors, to successfully develop or introduce new products, on a timely basis or at all, that are less costly than those of our competitors, or to offer payment and other commercial terms to customers as favorable as those offered by our competitors. The markets in which we compete and intend to compete are undergoing, and are expected to continue to undergo, rapid and significant change. We expect competition to intensify as technological advances and consolidations continue. New developments by other manufacturers and distributors could render our product uncompetitive or obsolete.

We may also face price competition generally as other manufacturers enter the market. Any such price competition may be especially pronounced where our competitors source their products from jurisdictions where production costs may be lower than our production costs (sometimes significantly), especially lower-cost non-U.S. jurisdictions. Any of these factors, in turn, could result in reductions in our sales prices and gross profit. There can be no assurance that we will be able to compete successfully in the industry or that we will be able to develop and implement any new or additional strategies successfully.

Our product Upneeq is a reference listed drug. After the regulatory exclusivity period expires for Upneeq in 2023, manufacturers may gain approval of generic versions of Upneeq through the submission of Abbreviated New Drug Applications, or ANDAs. In order to obtain approval of an ANDA, a generic manufacturer generally must show that its product has the same active ingredient(s), dosage form, strength, route of administration, conditions of use and labeling as the reference listed drug, and that the generic version is bioequivalent to the reference listed drug, meaning that it is chemically identical and is absorbed in the body at the same rate and to the same extent. Ordinarily a generic drug developer will obtain samples of a reference listed drug on the open market. However, in cases where a reference listed drug is not available because of, for example, limited distribution, a generic company may request samples of the reference listed drug from the NDA holder under the Creating and Restoring Equal Access to Equivalent Samples Act, or the CREATES Act. The CREATES Act established a process that requires brand-name companies to provide generic companies with needed samples if the product is not generally available. The CREATES Act imposes substantial penalties if a branded company does not follow timing or other requirements set out in the law or otherwise acts in bad faith with respect to the sample request. As of June 30, 2021, we have received two requests for samples of Upneeq from generic companies pursuant to the CREATES Act. We have provided samples in response to each request.

An ANDA applicant need not conduct its own clinical trials to demonstrate the safety or effectiveness of its generic product, but instead may rely on the prior findings of safety and effectiveness for the reference listed drug. As a result, generic products may be significantly less costly to bring to market than reference listed drugs, and companies that produce generic products are generally able to offer them at lower prices. Moreover, many states allow or require substitution of a therapeutically equivalent generic drug at the pharmacy level even if a reference listed drug is prescribed. Thus, following the introduction of a generic drug, a significant percentage of the market share of a reference listed drug may be lost to the generic product. Competition from generic versions of Upneeq could negatively impact our future total revenues, profitability and cash flows.

A business interruption at our pharmacy in Sayreville, New Jersey or at facilities operated by third parties that we rely on, could have a material adverse effect on our business, financial condition and results of operations.

Upneeq is distributed to patients through our pharmacy, RVL Pharmacy, in Sayreville, New Jersey and through a contract pharmacy, KnippeRx, in Charlestown, Indiana. These facilities, or the facilities of third parties that we rely on for the development, supply, marketing or distribution of raw materials or finished products, including Nephron Pharmaceuticals’ facility in South Carolina, which we rely upon for the manufacture of Upneeq, could be subject to earthquakes, power shortages, telecommunications failures, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics and other natural or man-made disasters or business interruptions. For example, the ongoing COVID-19 outbreak has resulted in increased travel restrictions and may result in extended shutdown of our facilities or certain of our suppliers’ businesses, which may negatively affect our suppliers’ operations. These or any further political or governmental developments or health concerns in countries in which we or our suppliers operate could result in social, economic and labor instability, which could have a material adverse effect on the continuity of our business, including with respect to the availability of raw materials for production. A significant disruption at any of these facilities, even on a short-term basis, could impair our ability to produce and ship products to the market on a timely basis, which could have a material adverse effect on our business, financial condition and results of operations.

We depend to a large extent on third-party suppliers and distributors for the raw materials for our product, particularly the chemical compounds comprising the API used in our product, as well as suppliers and distributors for certain finished goods. A prolonged interruption in the supply of such products could have a material adverse effect on our business, financial position and results of operations.

We purchase raw materials, including API, and finished goods from both U.S. and non-U.S. companies. If we experience supply interruptions or delays, we may have to obtain substitute materials or products, which in turn would require us to obtain amended or additional regulatory approvals, subjecting us to additional expenditures of significant time and resources. We may source raw materials or API from a single source, which increases the risk to our business if supply from that source is interrupted. For example Nephron Pharmaceuticals Corporation is our only supplier of Upneeq.

Further, third parties with whom we have agreements may allege that we have failed to perform our obligations under such agreements and we may become involved in lawsuits or other proceedings related to such agreements. If any dispute with a third-party supplier or distributor were determined adversely to us, it could have a material adverse effect on our business, financial position and results of operations.

In addition, changes in our raw material suppliers, including suppliers of API, could result in significant delays in production, higher raw material costs and loss of sales and customers, because regulatory authorities must generally approve raw material sources for pharmaceutical products, which may be time consuming. Any significant supply interruption could have a material adverse effect on our business, research and development programs, financial condition, prospects and results of operations. Because the federal drug approval application process requires specification of raw material suppliers, if raw materials from a specified supplier were to become unavailable, FDA approval of a new supplier may be required. A delay in the manufacture and marketing of the drug involved while a new supplier becomes approved by the FDA and its manufacturing process is determined to meet FDA standards could, depending on the particular product, have a material adverse effect on our results of operations and financial condition. Generally, we attempt to mitigate the potential effects of any such situation by providing for, where economically and otherwise feasible, two or more suppliers of raw materials for the drugs that we manufacture. In addition, we may attempt to enter into a contract with a raw material supplier in an effort to ensure adequate supply for our product.

Our future success depends on our ability to attract and retain key employees and consultants.

Our future success depends, to a substantial degree, upon the continued service of the key members of our management team. The loss of the services of key members of our management team, including Brian Markison, Tina deVries, Andrew Einhorn and James Schaub, or their inability to perform services on our behalf could have a material adverse effect on our business, financial condition, prospects and results of operations. Our success also depends, to a large extent, upon the contributions of our sales, marketing, scientific and quality assurance staff. We compete for qualified personnel against other brand and generic pharmaceutical manufacturers that may offer more favorable employment opportunities. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we could experience constraints that would adversely affect our ability to sell and market Upneeq and any other products we may develop effectively and to support our research and development programs. In particular, sales and marketing efforts depend on the ability to attract and retain skilled and experienced sales, marketing and quality assurance representatives. Although we believe that we have been successful in attracting and retaining skilled personnel in all areas of our business, we cannot provide assurance that we can continue to attract, train and retain such personnel. Any failure in this regard could limit our ability to generate sales and develop or acquire new products.

Any acquisitions we may undertake in the future involve numerous risks, including the risks that we may be unable to integrate the acquired products or businesses successfully and that we may assume liabilities that could adversely affect us.

We may acquire products or businesses. Acquisitions involve numerous risks, including operational risks associated with the integration of acquired businesses or products. These risks include, but are not limited to:

●	difficulties in achieving identified revenue synergies, growth opportunities, operating synergies and cost savings;
●	difficulties in assimilating the personnel, operations and products of an acquired company, and the potential loss of key employees;
●	difficulties in consolidating information technology platforms, business applications and corporate infrastructure;
●	difficulties in integrating our corporate culture with local customs and cultures;
●	possible overlap between our product or customers and those of an acquired entity that may create conflicts in relationships or other commitments detrimental to the integrated businesses;
●	difficulties in obtaining approval from governmental authorities such as the Federal Trade Commission, or FTC;
●	our inability to achieve expected total revenues and gross profit for any products we may acquire;
●	possible contingent liability that includes, among others, known or unknown environmental, patent or product liability claims;
●	the diversion of management’s attention from other business concerns; and
●	risks and challenges of entering or operating in markets in which we have limited or no prior experience, including the unanticipated effects of export controls, exchange rate fluctuations, foreign legal and regulatory requirements, and political and economic conditions.

In addition, non-U.S. acquisitions involve numerous additional risks, including those related to the potential absence or inadequacy of policies and procedures sufficient to assure compliance by a non-U.S. entity with U.S. regulatory and legal requirements. There can be no assurance that we will not be subject to liability arising from conduct which occurred prior to our acquisition of any entity.

We incur significant transaction costs associated with our acquisitions, including substantial fees for investment bankers, attorneys, and accountants. Any acquisition could result in our assumption of unknown or unexpected, and potentially material, liabilities. Additionally, in any acquisition agreement, the negotiated representations, warranties and agreements of the selling parties may not entirely protect us, and liabilities resulting from any breaches may not be subject to indemnification by the suing parties and could exceed negotiated indemnity limitations. These factors could impair our growth and ability to compete, divert resources from other potentially more profitable endeavors, or otherwise cause a material adverse effect on our business, financial condition and results of operations.

The financial statements of the companies we have acquired or may acquire in the future are prepared by management of such companies and are not independently verified by our management. In addition, any pro forma financial statements prepared by us to give effect to such acquisitions may not accurately reflect the results of operations of such companies that would have been achieved had the acquisition of such entities been completed at the beginning of the applicable financial reporting periods. Finally, we cannot guarantee that we will continue to acquire businesses at valuations consistent with our prior acquisitions or that we will complete acquisitions at all.

We may make acquisitions of, or investments in, complementary businesses or products, which may be on terms that may not turn out to be commercially advantageous, may require additional debt or equity financing, and may involve numerous risks, including those set forth above. We may also divest assets, which may not be commercially advantageous.

We regularly review the potential acquisition of technologies, products, product rights and complementary businesses and are currently evaluating, and intend to continue to evaluate, potential product and company acquisitions and other business development opportunities. We may choose to enter into such transactions at any time. Nonetheless, we cannot provide assurance that we will be able to identify suitable acquisition or investment candidates. To the extent that we do identify candidates that we believe to be suitable, we cannot provide assurance that we will be able to reach an agreement with the selling party or parties, that the terms we may agree to will be commercially advantageous to us, or that we will be able to successfully consummate such investments or acquisitions even after definitive documents have been signed. If we make any acquisitions or investments, we may finance such acquisitions or investments through our cash reserves, debt financing (such as borrowings available to us under our senior secured credit facilities, including our revolving credit facility), which may increase our leverage, or by issuing additional equity securities, which could dilute the holdings of our then-existing shareholders. If we require financing, we cannot provide assurance that we will be able to obtain any required financing when needed on acceptable terms or at all. In addition, we may divest certain of our assets. Such divestitures may not be on favorable terms and the proceeds from such divestitures may not outweigh the benefits such divested assets could have provided to our business.

Risks related to the development and commercialization of products

If we are unable to successfully develop or commercialize new products, or to do so on a timely or cost-effective basis, or to extend life cycles of our existing product, our operating results will suffer.

Developing and commercializing a new product is time consuming and costly and is subject to numerous factors that may delay or prevent development and commercialization. Our future results of operations will depend to a significant extent upon our ability to successfully gain FDA approval of and commercialize new products in a timely and cost-effective manner. There are numerous difficulties in developing and commercializing new products, including:

●	the ability to develop products in a timely and cost-effective manner and in compliance with regulatory requirements;
●	the success of the pre-clinical and clinical testing processes to assure that new products are safe and effective or chemically identical and bioequivalent to the branded reference listed drug;
●	the risk that any of our products presently under development, if and when fully developed and tested, will not perform as expected;
●	delays or unanticipated costs, including delays associated with the completion of clinical trials for our branded products;
●	delays associated with FDA registration, listing and approval processes and the ability to obtain in a timely manner, and maintain, required regulatory approvals;
●	legal challenges to our branded product or branded product intellectual property;
●	the availability, on commercially reasonable terms, of raw materials, including API and other key ingredients;
●	our ability to scale-up manufacturing methods to successfully manufacture commercial quantities of products in compliance with regulatory requirements; and
●	acceptance of our products by physicians, patients, payors and the healthcare community.

As a result of these and other difficulties, products currently in development or that we may seek to develop may not receive necessary regulatory approvals on a timely basis or at all and we may not succeed in effectively managing our development costs. Further, if we are required by the FDA or any equivalent foreign regulatory authority to complete clinical trials in addition to those we currently expect to conduct, or to repeat a clinical trial that has already been completed, or if there are any delays in completing preclinical studies, filing an Investigational New Drug Application, or IND, or completing clinical trials, our expenses could increase.

NDAs are subject to uncertainties, high costs and lengthy time frames associated with research and development of such products and the inherent unproven market acceptance of such products. For example, in December 2020 we received a complete response letter, or CRL, from the FDA in connection with our NDA for arbaclofen ER for the treatment of multiple sclerosis patients with spasticity. A CRL indicates that FDA will not approve an NDA or ANDA in its present form due to certain deficiencies. In the CRL, FDA recommended that we conduct a new study in order to provide substantial evidence of efficacy of arbaclofen. On March 4, 2021, we participated in a meeting with the FDA during which we explored selective review of the currently available data and options for a path forward for FDA approval, including conducting another clinical study. On August 2, 2021, we submitted a Special Protocol Assessment, or SPA, to the FDA proposing an additional clinical study for arbaclofen ER. The FDA will review the SPA and notify us whether or not it agrees with our proposed study design. The FDA’s review, as well as any subsequent clinical testing, has delayed and may prevent the commercial launch of arbaclofen ER and increase our operating expenses, including the expenses associated with any additional clinical trials for arbaclofen ER, which could have a material adverse effect on our business, financial position and results of operations. If we are unable to develop and commercialize branded products successfully or are delayed in our attempts to do so, we may have to rely primarily on revenue from Upneeq to support research and development efforts.

If any of our product candidates, when acquired or developed and approved, cannot be successfully or timely commercialized, our operating results could be adversely affected. We cannot guarantee that any investment we make in developing products will be recouped, even if we are successful in commercializing those products.

We expend a significant amount of resources on research and development, including milestones on in-licensed products, which may not lead to successful product introductions.

We expend resources on research and development primarily to enable us to manufacture and market FDA-approved products in accordance with FDA regulations. We have entered into, and may in the future enter into, agreements that require us to make significant milestone payments upon achievement of various research and development events and regulatory approvals. As we continue to develop and in-license new products, we will likely incur increased research, development and licensing expenses. Because of the inherent risk associated with research and development efforts in our industry, particularly with respect to new drugs, our research and development expenditures may not result in the successful introduction of new FDA-approved products. Also, after we or our development partners submit an NDA, the FDA may request that we conduct additional clinical trials for an NDA. For example, in December 2020 we received a CRL from the FDA in connection with our NDA for arbaclofen ER. In the CRL FDA indicated we would need to conduct a new study in order to provide substantial evidence of efficacy of arbaclofen given that the primary endpoint for Study OS440-3004, change from baseline to Day 84 in TNmAS-MAL scores comparing arbaclofen 40 mg to placebo, was not met and the co-primary endpoint, results from the clinical global impression of change on Day 84, did not support a treatment benefit. On March 4, 2021, we participated in a meeting with the FDA during which we explored selective review of the currently available data and options for a path forward for FDA approval, including conducting another clinical study. On August 2, 2021, we submitted a Special Protocol Assessment, or SPA, to the FDA proposing an additional clinical study for arbaclofen ER. The FDA will review the SPA and notify us of whether it agrees with our proposed study design. Any additional clinical studies required for arbaclofen ER as a result of our discussions with the FDA regarding the CRL may result in substantial additional research and development costs.

We may be unable to reasonably determine the total research and development costs required to develop a particular product. As a result, we cannot be certain that any investment made in developing products will be recovered, even if we are successful in commercializing the product. To the extent that we expend significant resources on research and development efforts and are not ultimately able to introduce successful new products as a result of those efforts or cost-effectively commercialize new products, our business, financial position and results of operations may be materially adversely affected.

If the FDA does not conclude that certain of our product candidates satisfy the requirements for the Section 505(b)(2) regulatory approval pathway, or if the requirements for such product candidates under Section 505(b)(2) are not as we expect, the approval pathway for those product candidates will likely take significantly longer, cost significantly more and entail significantly greater complications and risks than anticipated, and in either case may not be successful.

We are developing proprietary product candidates for which we intend to seek FDA approval through the Section 505(b)(2) regulatory pathway. The Drug Price Competition and Patent Term Restoration Act of 1984, also known as the Hatch-Waxman Act, added Section 505(b)(2) to the Federal Food, Drug and Cosmetic Act, or the FDCA. Section 505(b)(2) permits the filing of an NDA where at least some of the information required for approval comes from studies that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference. Section 505(b)(2), if applicable to us under the FDCA, would allow an NDA we submit to FDA to rely in part on data in the public domain or the FDA’s prior conclusions regarding the safety and effectiveness of approved compounds, which could expedite the development program for our product candidates by potentially decreasing the amount of clinical data that we would need to generate in order to obtain FDA approval. If the FDA does not allow us to pursue the Section 505(b)(2) regulatory pathway as anticipated, we may need to conduct additional clinical trials, provide additional data and information, and meet additional standards for regulatory approval. If this were to occur, the time and financial resources required to obtain FDA approval for these product candidates, and complications and risks associated with these product candidates, would likely substantially increase. We could need to obtain additional funding, which could result in significant dilution to the ownership interests of our then existing shareholders to the extent we issue equity securities or convertible debt. We cannot assure you that we would be able to obtain such additional financing on terms acceptable to us, if at all. Moreover, inability to pursue the Section 505(b)(2) regulatory pathway would likely result in new competitive products reaching the market more quickly than our product candidates, which would likely materially adversely impact our competitive position and prospects. Even if we are allowed to pursue the Section 505(b)(2) regulatory pathway, we cannot assure you that our product candidates will receive the requisite approvals for commercialization.

In addition, notwithstanding the approval of a number of products by the FDA under Section 505(b)(2) over the last few years, certain brand-name pharmaceutical companies and others have objected to the FDA’s interpretation of Section 505(b)(2). If the FDA’s interpretation of Section 505(b)(2) is successfully challenged, the FDA may change its 505(b)(2) policies and practices, which could delay or even prevent the FDA from approving any NDA that we submit under Section 505(b)(2). In addition, the pharmaceutical industry is highly competitive, and Section 505(b)(2) NDAs are subject to special requirements designed to protect the patent rights of sponsors of previously approved drugs that are referenced in a Section 505(b)(2) NDA. These requirements may give rise to patent litigation and mandatory delays in approval of our NDAs for up to 30 months or longer depending on the outcome of any litigation. It is not uncommon for a manufacturer of an approved product to file a citizen petition with the FDA seeking to delay approval of, or impose additional approval requirements for, pending competing products. If successful, such petitions can significantly delay, or even prevent, the approval of the new product. However, even if the FDA ultimately denies such a petition, the FDA may substantially delay approval while it considers and responds to the petition. In addition, even if we are able to utilize the Section 505(b)(2) regulatory pathway, there is no guarantee this would ultimately lead to accelerated product development or earlier approval.

Moreover, even if our product candidates are approved under Section 505(b)(2), the approval may be subject to limitations on the indicated uses for which the products may be marketed or to other conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the products.

The testing required for the regulatory approval and maintenance of our products is conducted primarily by independent third parties. Any failure by any of these third parties to perform this testing properly and in a timely manner may have an adverse effect upon our ability to obtain regulatory approvals.

Our applications for the regulatory approval of our products, including both internally developed and in-licensed products, incorporate the results of testing and other information that is conducted or gathered primarily by independent third parties (including, for example, manufacturers of raw materials, testing laboratories, contract research organizations, or CROs, or independent research facilities). Our ability to obtain and maintain regulatory approval of the products being tested is dependent, in part, upon the quality of the work performed by these third parties, the quality of the third parties’ facilities and the accuracy of the information provided by third parties. Our control over any of these factors may be limited. We rely on these parties for execution of our preclinical studies and clinical trials, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our trials is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and our reliance on the CROs does not relieve us of all of our regulatory responsibilities. We and our CROs are required to comply with FDA laws and regulations regarding good clinical practices, or GCP, which are also required by the Competent Authorities of the Member States of the European Economic Area and comparable foreign regulatory authorities in the form of International Conference on Harmonization, or ICH, guidelines for all of our products in clinical development. Regulatory authorities enforce GCP through periodic inspections of trial sponsors, principal investigators and trial sites.

We have in the past been subject to audits by the FDA that have identified irregularities and deviations from GCP. If we or any of our CROs fail to comply with applicable GCP, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications, if at all.

We also rely on contract laboratories and other third parties, such as CROs, to conduct or otherwise support our preclinical studies properly and on time, which are subject to good laboratory practices, or GLP, requirements. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials or preclinical studies comply with applicable GCP and GLP regulations. In addition, our clinical trials must be conducted with products produced under the FDA’s current good manufacturing practices, or cGMP, regulations. While we have agreements governing activities of our CROs, we have limited influence over their actual performance. In addition, portions of the clinical trials for our product candidates may be conducted outside of the United States, which will make it more difficult for us to monitor CROs and perform visits of our clinical trial sites and will force us to rely heavily on CROs to ensure the proper and timely conduct of our clinical trials and compliance with applicable regulations, including GCP and GLP requirements.

If testing of our product candidates is not performed properly, or if the FDA or any equivalent foreign regulatory authority finds that the clinical trials are deficient, we may be required to repeat the clinical trials or to conduct additional clinical trials, which would result in additional expenses and may adversely affect our ability to obtain or maintain regulatory approvals. As a result, our ability to launch or continue selling products could be denied, restricted or delayed.

Although we have received Orphan Drug Designation for arbaclofen, we may not obtain or maintain the benefits associated with Orphan Drug Designation, including market exclusivity for arbaclofen.

Regulatory authorities in some jurisdictions, including the United States, may designate drugs intended for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a drug as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the United States, Orphan Drug Designation entitles a party to financial incentives such as opportunities for grant funding toward clinical trial costs, tax advantages and user-fee waivers. In addition, if a product that has Orphan Drug Designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications, including a full NDA to market the same product for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or where the manufacturer is unable to assure sufficient product quantity.

Although we have received Orphan Drug Designation for arbaclofen for the alleviation of signs and symptoms of spasticity resulting from multiple sclerosis, we may not receive the full set of benefits potentially associated with Orphan Drug Designation. The FDA has previously approved baclofen, a racemic mixture comprised of an R- and an S-isomer, for the treatment of intractable muscle spasticity in multiple sclerosis patients. If the FDA determines that our product, arbaclofen, which is the R-isomer of baclofen, contains the same active ingredient and is indicated for the same use as the approved product, we could be precluded from obtaining orphan drug exclusivity for our product unless we are able to demonstrate that our product is clinically superior to the approved product, which could potentially require a head-to-head study. Moreover, even if we obtain orphan drug exclusivity, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties can be approved for the same condition. Even after an orphan product is approved, the FDA can subsequently approve the same drug with the same active moiety for the same condition if the FDA concludes that the later drug is safer, more effective or makes a major contribution to patient care. A competitor also may receive approval of different products for the same indication for which the orphan product has exclusivity or obtain approval for the same product but for a different indication for which the orphan product has exclusivity. Additionally, orphan drug exclusivity may be lost if the FDA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition. Orphan Drug Designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process.

Our product or product candidates may cause undesirable side effects or have other adverse properties that could delay or prevent their regulatory approval or limit the scope of any approved package insert or market acceptance, or result in significant negative consequences following marketing approval.

Treatment with our product or product candidates may produce undesirable side effects or adverse reactions or events. Although certain of our product candidates contain active ingredients that have already been approved, meaning that the side effects arising from the use of the active ingredient or class of drug in our product or product candidates is generally known, our product candidates may still cause undesirable or unknown side effects. These could be attributed to the active ingredient or class of drug or to our unique formulation of such product or product candidates, or other potentially harmful characteristics. For example, the active ingredient in Upneeq, oxymetazoline hydrochloride, is available in certain over the counter nasal products, and was available in certain over the counter ophthalmic products, at concentrations lower than that in Upneeq. Such characteristics could cause us, our institutional review boards, or IRBs, clinical trial sites, the FDA or other regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay, denial or withdrawal of regulatory approval, which may harm our business, financial condition and prospects significantly.

If any of our products cause serious or unexpected side effects after receiving market approval, a number of potentially significant negative consequences could result. If side effects are identified with our marketed products, or if manufacturing problems occur, changes in labeling of our products may be required, which could have a material adverse effect on our sales. Label changes may be necessary for a number of reasons, including the identification of actual or potential safety or efficacy concerns by regulatory agencies or the discovery of significant problems with a similar product that implicates an entire class of products. Any significant concerns raised about the safety or efficacy of the products could also result in the need to reformulate those products, to conduct additional clinical trials, to make changes to the manufacturing processes, or to seek re-approval of the relevant manufacturing facilities. Significant concerns about the safety and effectiveness of a product could ultimately lead to the revocation of its marketing approval. Our product and product candidates may become subject to additional safety labeling changes in the future. New safety issues may require us to, among other things, provide additional warnings or restrictions on product package inserts, even including boxed warnings in the United States or similar warnings outside of the United States, directly alert healthcare providers of new safety information, narrow our approved indications, conduct additional clinical studies, alter or terminate current or planned trials for additional uses of products, impose restrictions on distribution, require implementation of a Risk Evaluation and Mitigation Strategy, or REMS, or even remove a product from the market, any of which could have a significant adverse impact on potential sales of the products or require us to expend significant additional funds. The revision of product labeling or the regulatory actions described above could have a material adverse effect on our sales of the affected products and on our business and results of operations. Additionally, we could be sued and held liable for harm caused to patients, and our reputation may suffer.

If our product or products we develop or commercialize in the future are shown to be harmful or generate negative publicity from perceived lack of effect or harmful effects, our business, financial condition, results of operations and prospects could be harmed significantly.

If our product or product candidates do not produce the intended effects, our business may suffer.

If our product or product candidates do not produce the effects intended our business may suffer. For example, in July 2020, we received regulatory approval from the FDA for Upneeq, the first approved non-surgical treatment for acquired blepharoptosis, or droopy eyelid, in adults. We launched Upneeq in September 2020 with an in-person sales effort focused on ophthalmologists and optometrists. Despite these efforts, Upneeq may not produce sufficient treatment such that patients or eye care specialists deem it an effective treatment for acquired blepharoptosis. Upneeq and any products we may develop in the future may not have the effect intended if they are not taken in accordance with applicable instructions. Even when used as directed, there can be no assurance that Upneeq or any products we may develop in the future will not experience an actual or perceived lack of efficacy or increase in side effects.

Failures of or delays in clinical trials are common and have many causes, and such failures or delays could result in increased costs to us and could prevent or delay our ability to obtain regulatory approval and commence product sales for new products.

We may experience failures of or delays in clinical trials of our product candidates. Our clinical trials may fail or be delayed for a variety of reasons, including, among others: delays in obtaining regulatory approval to commence a trial; imposition of a clinical hold for safety reasons or following an inspection of our clinical trial operations or trial sites by the FDA or other regulatory authorities; delays in reaching agreement on acceptable terms with prospective CROs and clinical trial sites, or failure by such CROs to carry out the clinical trial at each site in accordance with the terms of our agreements with them; delays in obtaining required IRB approval at each site; difficulties or delays enrolling a sufficient number of patients or in having patients complete participation in a trial or return for post-treatment follow-up, or clinical sites electing to terminate their participation in one of our clinical trials, which would likely have a detrimental effect on subject enrollment; time required to add new clinical sites; or delays or failure by us or our contract manufacturers to produce and deliver sufficient supply of clinical trial materials.

In addition, identifying and qualifying patients to participate in clinical trials of our product candidates is critical to our success. The timing of our clinical trials depends on the speed at which we can recruit patients to participate in testing our product candidates as well as completion of required follow-up periods. We may not be able to identify, recruit and enroll a sufficient number of patients, or those with required or desired characteristics or to complete our clinical trials, in a timely manner. Patient enrollment and completion of the trials is affected by factors including: the severity of the disease under investigation; the design of the trial protocol; the size of the patient population; the eligibility criteria for the trial in question; the perceived risks and benefits of the product candidate under trial; the proximity and availability of clinical trial sites for prospective patients; the availability of competing therapies and clinical trials; efforts to facilitate timely enrollment in clinical trials; patient referral practices of physicians; and the ability to monitor patients adequately during and after treatment.

If we are unable to initiate or complete our planned clinical trials or any such clinical trial is delayed for any of the above reasons or other reasons, our development costs may increase, our regulatory approval process could fail or be delayed and our ability to commercialize and commence sales of our product candidates could be materially harmed, which could have a material adverse effect on our business.

Moreover, clinical data are often susceptible to varying interpretations, and many companies that have believed their drug candidates performed satisfactorily in clinical trials have nonetheless failed to obtain marketing approval of their drug candidate. Furthermore, results from our clinical trials may not meet the level of statistical significance or otherwise provide the level of evidence or safety and efficacy required by the FDA or other regulatory authorities for approval of a drug candidate. Finally, clinical trials are expensive and require significant operational resources to implement and maintain.

Many companies in the pharmaceutical and biotechnology industries, including our company, have suffered significant setbacks in later-stage clinical trials even after achieving promising results in earlier-stage clinical trials. For example, the results from completed preclinical studies and clinical trials may not be replicated in later clinical trials, and ongoing clinical trials for our drug candidates may not be predictive of the results we may obtain in later-stage clinical trials or of the likelihood of approval of a drug candidate for commercial sale. In addition, from time to time, we report interim data from our clinical trials. Interim data from a clinical trial may not be predictive of final results from the clinical trial. Failure to advance drug candidates through clinical development could impair our ability to ultimately commercialize products, which could materially harm our business and long-term prospects.

Risks related to our intellectual property rights

We depend on our ability to protect our intellectual property and proprietary rights. We may not be able to keep our intellectual property and proprietary rights confidential and protect such rights.

Our success depends on our ability to protect and defend the intellectual property rights associated with Upneeq and any products we may develop in the future. If we fail to protect our intellectual property adequately, competitors may manufacture and market products similar to, or that may be confused with, Upneeq or any products we may develop in the future, and our generic competitors may obtain regulatory approval to make and distribute generic versions of Upneeq or any future branded products. We cannot be certain that patents will be issued with respect to any of our patent applications or that any existing or future patents issued to or licensed by us will provide competitive advantages for Upneeq or any products we may develop in the future or will not be challenged, invalidated, circumvented or held unenforceable in proceedings commenced by our competitors or other third parties. Furthermore, our patent rights may not prevent or limit our present and future competitors from developing, making, importing, using or commercializing products that are functionally similar to Upneeq or any products we may develop in the future.

The patent position of companies in the pharmaceutical industry generally involves complex legal and factual questions, and has been and remains the subject of significant litigation in recent years. Legal standards relating to scope and validity of patent claims are evolving and may differ in various countries. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Any patents we have obtained, or may obtain in the future, may be challenged, invalidated or circumvented. For example, Upneeq is protected by three years of new product data exclusivity that expires July 8, 2023, and seven patents listed in the FDA Orange Book, three of which expire August 26, 2031 and four of which expire December 16, 2039. A competitor that develops a generic version of Upneeq can submit an ANDA at any time, and that ANDA may include a Paragraph IV certification alleging that our Orange Book-listed patents are invalid, unenforceable or not infringed. If that were to occur, we would need to assert one or more of our patents. Litigation in which generic companies challenge Orange Book listed patents tends to be lengthy and expensive, and may result in one or more of our patents being held invalid, unenforceable or not infringed and, may expose us to generic competition sooner than we otherwise expect. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time consuming and unsuccessful.

In addition to the above limitations, our patent protection outside the United States may be further limited. Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States could be less extensive than those in the United States. We generally select to pursue patent protection in only a limited number of jurisdictions outside of the United States. Even where we wish to pursue protection, we may not be able to obtain patent protection for certain technology outside the United States. In addition, the laws of some countries do not protect intellectual property rights to the same extent as federal and state laws in the United States, even in jurisdictions where we do pursue patent protection. The laws of certain non-U.S. countries do not protect proprietary rights to the same extent or in the same manner as the U.S., and therefore we may encounter additional problems in protecting and defending our intellectual property in certain non-U.S. jurisdictions. Many companies have encountered significant problems in protecting and defending intellectual property rights in non-U.S. jurisdictions.

Proceedings to enforce patent rights, whether in the United States or in non-U.S. jurisdictions, could: result in substantial costs and divert our efforts and attention from other aspects of our business; put our patents at risk of being invalidated or interpreted narrowly; put our patent applications at risk of not issuing; and provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded to us, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage.

We also rely particularly on trade secrets, unpatented know-how and proprietary expertise and continuing innovation to develop and maintain our competitive position. We generally enter into confidentiality agreements with licensees, suppliers, employees, consultants and other parties. We cannot provide assurance that these agreements will not be breached. We also cannot be certain that we will have recourse to adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. We cannot be sure that our trade secrets and proprietary technology will not be independently developed or otherwise become known by our competitors or, if patents are not issued with respect to internally developed products, that we will be able to maintain the confidentiality of information relating to these products. Efforts to enforce our intellectual property rights can be costly, time-consuming and ultimately unsuccessful. Any failure to adequately prevent disclosure of our know-how, trade secrets and other propriety information could have a material adverse impact on our business and our prospects.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance and annuity fees on any issued patent are due to be paid to the U.S. Patent and Trademark office, or the USPTO, and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse may, in many cases, be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly prepare and submit formal documents. If we or our licensors fail to maintain the patents and patent applications covering our product or product candidates, our competitors might be able to enter the market, which would harm our business, prospects and financial position.

Our competitors or other third parties may allege that we, our suppliers or partners are infringing their intellectual property, forcing us to expend substantial resources in litigation, the outcome of which is uncertain. Any unfavorable outcome of such litigation, including losses related to “at-risk” product launches, could have a material adverse effect on our business, financial position and results of operations.

Companies that produce branded products routinely bring litigation against entities selling or seeking regulatory approval to manufacture and market products related to their branded products or technologies. These companies or other patent holders, including patent holders who do not have related products, may allege patent infringement or other violations of intellectual property rights. Patent holders may also bring patent infringement suits against companies that are currently marketing and selling an approved product. Litigation often involves significant expense and can delay or prevent introduction or sale of our products. For example, a certain period of delay may be statutorily prescribed, or a court could grant a patent holder injunctive relief for the period of the litigation. If third party patents are held valid, enforceable and infringed by our product, we may, unless we could obtain a license from the patent holder, need to delay selling our corresponding product, pay damages, and, if we are already selling our product, cease selling and potentially destroy existing product stock. Third parties, including our competitors, may allege that our product violates their patent rights, which would expose us to the same risks. A license may not be available from the patent holder on commercially reasonable terms, or at all. If available, we may choose to take a license under a third party’s patent rights to resolve a dispute, even in the absence of a finding by a court that a patent is valid, enforceable and infringed.

There may be situations in which we may make business and legal judgments to manufacture, market or sell products that are subject to claims of alleged patent infringement prior to final resolution of those claims by the courts, based upon our belief that such patents are invalid, unenforceable, or are not infringed by our manufacturing, marketing and sale of such products. This is referred to in the pharmaceutical industry as an “at-risk” launch. The risk involved in an at-risk launch can be substantial because, if a patent holder ultimately prevails against us, the remedies available to such holder may include, among other things, permanent injunctive relief preventing the sale of the product and damages measured as a reasonable royalty or by the profits lost by the patent holder, which can be significantly higher than the profits we make from selling our product. We could face substantial damages from adverse court decisions in such matters. We could also be at risk for the value of such inventory that we are unable to market or sell.

Litigation concerning intellectual property rights in the pharmaceutical industry is commonplace and can be protracted and expensive. Competing pharmaceutical companies may file lawsuits against us alleging patent infringement or other violations of intellectual property rights or may file declaratory judgment actions against us alleging non-infringement, invalidity, or unenforceability of our own patents. The threat of intellectual property litigation, the outcome of which is inherently uncertain, is always present. Such litigation is often costly and time consuming and could result in a substantial delay in, or prevent, the introduction or marketing of our new products, or result in the loss of our intellectual property rights, which could have a material adverse effect on our business, financial condition, prospects and results of operations. For more information on our material pending litigation, see “Legal Proceedings.”

If we fail to comply with our obligations in the agreements under which we license rights from third parties, or if the license agreements are terminated for other reasons, we could lose license rights that are important to our business.

We are a party to certain licenses that are important to our business and expect to enter into additional licenses in the future. Our existing license agreements, for example our License Agreement with VOOM, LLC pursuant to which we have license rights to certain patents covering Upneeq, impose, and we expect that future license agreements will impose, on us various development, regulatory and commercial diligence obligations, payment of milestones or royalties and other obligations. Additionally, existing or future license agreements may include a sublicense from a third party that is not the original licensor of the intellectual property at issue. Under such an agreement, we must rely on our licensor to comply with their obligations under the primary license agreements under which such third party obtained rights in the applicable intellectual property, where we may have no relationship with the original licensor of such rights. If our licensors fail to comply with their obligations under these upstream license agreements, the original third-party licensor may have the right to terminate the original license, which may terminate our sublicense. If this were to occur, we would no longer have rights to the applicable intellectual property unless we are able to secure our own direct license with the owner of the relevant rights, which we may not be able to do at a reasonable cost, on reasonable terms or at all, and this may impact our ability to continue to develop or commercialize our product incorporating the relevant intellectual property. If we fail to comply with our obligations under our license agreements, or we are subject to a bankruptcy or insolvency, the licensor may have the right to terminate the license. In the event that any of our existing or future important licenses were to be terminated by the licensor, we would likely need to cease further development and commercialization of the related program or be required to spend significant time and resources to modify the program to not use the rights under the terminated license. In the case of marketed products that depend upon a license agreement, we could be required to cease our commercialization activities, including sale of the affected product.

Disputes may arise between us and any of our licensors regarding intellectual property subject to such agreements, including:

●	the scope of rights granted under the agreement and other interpretation-related issues;
●	whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the agreement;
●	our right to sublicense patent and other rights to third parties;
●	our diligence obligations with respect to the use of the licensed intellectual property, and what activities satisfy those diligence obligations;
●	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us, should any such joint creation occur;
●	our right to transfer or assign the license; and
●	the effects of termination.

These or other disputes over intellectual property that we have licensed or acquired may prevent or impair our ability to maintain our current arrangements on acceptable terms, or may impair the value of the arrangement to us. Any such dispute, or termination of a necessary license, could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to claims by third parties asserting that we or our employees have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

We may be subject to claims that our employees or we have inadvertently or otherwise used intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. We may also in the future be subject to claims that we have caused an employee to breach the terms of his or her non-competition or non-solicitation agreement. Litigation may be necessary to defend against these potential claims.

In addition, while it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, such employees and contractors may breach the agreement and claim the developed intellectual property as their own.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A court could prohibit us from using technologies or features that are essential to our product if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and could be a distraction to our management team. In addition, any litigation or threat thereof may adversely affect our ability to hire employees or contract with independent service providers. Moreover, a loss of key personnel or their work product could hamper or prevent our ability to commercialize our product.

We may be subject to claims challenging the inventorship or ownership of our owned or in-licensed patent rights and other intellectual property.

We generally enter into confidentiality and intellectual property assignment agreements with our employees and consultants. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership of inventions. The owners of intellectual property in-licensed to us could also face such claims. If we or our licensors fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we or our licensors are successful in defending against such claims, litigation could result in substantial costs and be a distraction to our management team and other employees.

Any trademarks we may obtain may be infringed or successfully challenged, resulting in harm to our business.

We rely on trademarks as one means to distinguish our product and product candidates from the products of our competitors. Our trademark applications may not result in registered trademarks. Third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our product, which could result in substantial cost, loss of brand recognition and could require us to devote resources to advertising and marketing new brands. Our competitors may infringe our trademarks, and we may not have adequate resources to enforce our trademarks. Even if we are successful in defending the use of our trademarks or preventing third parties from infringing our trademarks, resolution of such disputes may result in substantial costs.

Risks related to our industry

Our profitability may depend on coverage and reimbursement by governmental authorities, private health plans, MCOs and other third-party payors; healthcare reform and other future legislation creates uncertainty and may lead to reductions in coverage or reimbursement levels.

Currently RVL Pharmaceuticals, Inc. does not participate in any federal healthcare programs. Upneeq is a cash-pay only product not covered by any public or private health insurance plans that is dispensed exclusively through RVL Pharmacy. However, this may change for Upneeq in the future, or products we may develop in the future that we commercialize may be covered under public and/or private insurance. There is no assurance that any drug that we market will be covered by any third-party payor, or that, once a coverage determination has been made, the third-party payor will offer an adequate reimbursement level for our product. Third-party payors may limit coverage to specific products on an approved formulary, which might not include all of the approved products for a particular indication. In determining whether to approve reimbursement for our product and at what level, we expect that third-party payors will consider factors that include the efficacy, cost effectiveness and safety of our product, as well as the availability of other treatments including other generic prescription drugs and over-the-counter alternatives. Further, in order to obtain and maintain acceptable reimbursement levels and access for patients at copay levels that are reasonable and customary, we may face mounting pressure to offer discounts or rebates from list prices to increase existing discounts and rebates, to offer discounts and rebates to a greater number of third-party payors or to implement other unfavorable pricing modifications. Obtaining and maintaining favorable reimbursement can be a time consuming and expensive process, and there is no guarantee that we will be able to negotiate or continue to negotiate pricing terms with third-party payors at levels that are profitable to us, or at all. Additionally, any reimbursement granted may not be maintained and any limits on reimbursement available from third-party payors may reduce the demand for, or negatively affect the price of those products, and could significantly harm our business, results of operations, financial condition and cash flows.

In particular, there is no assurance that drug plans participating under the Medicare Part D program will cover our product or that any covered drugs will be reimbursed at amounts that reflect current or historical levels. Medicare Part D is a voluntary program that offers prescription drug coverage through private plans to Medicare beneficiaries (primarily the elderly over 65 and the disabled) enrolled with the plan. Medicare Part D coverage may vary from plan to plan and the plans may implement formularies and certain utilization management activities (such as tired co-pay structures and prior authorization requirements) as well as negotiate rebates with pharmaceutical manufacturers to manage access and costs. Manufacturers must also provide discounts on Medicare Part D brand name prescription drugs sold to Medicare beneficiaries in the Medicare Part D coverage gap (i.e., the so called “donut hole”), which discount increased from 50% to 70% in 2019.

There is no assurance that Medicaid programs would offer coverage, and adequate reimbursement levels, for pharmaceutical products we may develop in the future. Most state Medicaid programs have established preferred drug lists, and the process, criteria and timeframe for obtaining placement on the preferred drug list varies from state to state. For drugs not on the preferred drug list, the prescriber may have to request and obtain prior authorization in order for the drug to be covered. Under the Medicaid drug rebate program, a manufacturer must pay a rebate for Medicaid utilization of a product. The rebate for single source products is based on the greater of (i) a specified percentage of the product’s average manufacturer price or (ii) the difference between the product’s average manufacturer price and the best price offered by the manufacturer. The rebate for multiple source products is a specified percentage of the product’s average manufacturer price. In addition, many states have established supplemental rebate programs as a condition for including a drug product on a preferred drug list. The profitability of products may depend on the extent to which they appear on the preferred drug lists of a significant number of state Medicaid programs and the amount of the rebates that must be paid to such states. In addition, there is significant fiscal pressure on the Medicaid program, and legislative and regulatory action to lower the pharmaceutical costs of the program is possible. Any such legislative action could materially adversely affect our anticipated total revenues and results of operations.

In addition, third-party payors are increasingly challenging pricing of pharmaceutical products, and imposing controls to manage costs. Adverse determination of audits resulting from such challenges could result in the imposition of significant financial penalties, which could have a material adverse impact on our results of operations and financial condition.

The trend toward managed healthcare in the United States and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of pharmaceutical products, resulting in lower prices and a reduction in product demand. The ACA was signed into law in March 2010. The legislation includes measures that (i) significantly increase Medicaid rebates through both the expansion of the program and significant increases in rebates; (ii) substantially expand the Public Health System (340B) program to allow other entities to purchase prescription drugs at substantial discounts; (iii) extend the Medicaid rebate to utilization under Managed Medicaid; (iv) require manufacturers to provide point of sale discounts on Medicare Part D beneficiary spending in the coverage gap for branded and authorized generic prescription drugs (which discount was recently increased effective in 2019); and (v) levy a significant excise tax on the industry to fund the healthcare reform.

Executive, legislative and judicial action subsequent to the enactment of the ACA has sought to repeal, modify or delay implementation of the ACA. Tax reform legislation enacted in 2017 removed the tax penalty applicable to the “individual mandate,” which requires Americans to carry a minimal level of health insurance. Starting in 2019, the tax penalty for not carrying such insurance is zero. Effective January 1, 2019, the point-of-sale discount that pharmaceutical manufacturers who participate in Medicare Part D must provide to Medicare Part D beneficiaries in the coverage gap was increased from 50% to 70%. There have also been judicial challenges to the ACA. For example, in June 2021, the Supreme Court rejected a challenge to the constitutionality of the Affordable Care Act on the grounds that the states and individuals that brought the challenge did not have standing. There may be additional challenges.

Beyond the ACA, there have been ongoing health care reform efforts, including a number of recent actions. Some reform efforts affect pricing or payment for drug products.

For example, President Biden recently issued an Executive Order that included various measures to promote competition in the healthcare industry (e.g., by directing the U.S. Department of Health and Human Services to increase support for generic and biosimilar drugs and to issue a comprehensive plan within 45 days to combat high prescription drug prices and price gouging). Some recent healthcare reform efforts have sought to address certain issues related to the COVID-19 pandemic, including an expansion of telehealth coverage under Medicare and accelerated or advanced Medicare payments to healthcare providers. Some of these changes have been and may continue to be subject to legal challenge. For example, courts temporarily enjoined a new “most favored nation” payment model for select drugs covered under Medicare Part B that was to take effect on January 1, 2021 and would limit payment based on international drug price and the Centers for Medicare & Medicaid Services subsequently indicated that the rule would not be implemented without further rulemaking.

Future healthcare legislation could also have a significant impact on our business. There is uncertainty with respect to the impact these changes, if any, may have, and any changes likely will take time to unfold. Any additional federal healthcare reform measures adopted in the future could limit the amounts that federal and state governments will pay for healthcare products and services, and, in turn, could significantly reduce the projected value of certain development projects and reduce our profitability. Due to the uncertainties regarding the outcome of future healthcare reform initiatives and their enactment and implementation, we cannot predict which, if any, of the future reform proposals will be adopted or the effect such adoption may have on us.

In addition, other broader legislative changes have been adopted that could have an adverse effect upon, and could prevent, future product’s commercial success. The Budget Control Act of 2011, as amended, resulted in the imposition of 2% reductions in Medicare (but not Medicaid) payments to providers in 2013 and remains in effect through 2030 (except May 1, 2020 to December 31, 2021) unless additional Congressional action is taken. The Congressional Budget Office has indicated that the American Rescue Plan Act of 2021 will likely trigger a statutory provision that requires that automatic payment cuts be put into place if a statutory action creates a net increase in the deficit and require reductions in Medicare spending. Any significant spending reductions affecting Medicare, Medicaid or other publicly funded or subsidized health programs that may be implemented and/or any significant taxes or fees that may be imposed on us could have an adverse impact on our results of operations.

There has been heightened public pressure and government scrutiny over pharmaceutical pricing practices, which may negatively impact our ability to generate revenues from our product, which could result in material adverse effects to our business, financial position and results of operations.

There has been heightened governmental scrutiny recently over pharmaceutical pricing practices in light of the rising cost of prescription drugs. Such scrutiny has resulted in several Congressional inquiries in recent years and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing; review the relationship between pricing and manufacturer patient assistance programs, reduce the costs of drugs under Medicare, and reform government program reimbursement methodologies for drug products. At the state level, legislatures have become increasingly active in passing, or seeking to pass, legislation and regulations designed to control pharmaceutical and biological product pricing, including laws establishing maximum drug reimbursement rates for governmental or other payors within a state, laws limiting consumer copayment obligations, transparency and disclosure measures related to drug price increases and laws seeking to encourage drug importation from other countries and bulk purchasing. Reductions in reimbursement levels may negatively impact the prices we receive or the frequency with which our product is prescribed or administered. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. Any downward pricing pressure on the price of our product arising from social or political pressure to lower the cost of pharmaceutical products could have a material adverse impact on our business, results of operations and financial condition.

There has also been increasing U.S. federal and state enforcement interest with respect to drug pricing. In addition to the effects of any investigations or claims brought against us, our business, results of operations and financial condition could also be adversely affected if any such inquiries, of us or of other pharmaceutical companies or the industry more generally, were to result in legislative or regulatory proposals that limit our ability to increase the price of our product.

We are subject to extensive governmental regulation and we face significant uncertainties and potentially significant costs associated with our efforts to comply with applicable regulations. Any non-compliance may result in fines or other sanctions, including debarment, product seizures, product recalls, injunctive actions and criminal prosecutions, which could result in material adverse effects to our business, financial position and results of operations.

The pharmaceutical industry operates in a highly regulated environment subject to the actions of courts and governmental agencies that influence the ability of a company to successfully operate its business and is subject to regulation by various governmental authorities at the federal, state and local levels with respect to the development, manufacture, labeling, sale, distribution, marketing, advertising and promotion of pharmaceutical products. As a pharmaceutical distributor, we are subject to extensive regulation by the federal government, principally the FDA and the Drug Enforcement Administration, or DEA, as well as by state governments.

The FDCA, the Controlled Substances Act, the Generic Drug Enforcement Act of 1992, or the Generic Drug Act, and other federal, state and local statutes and regulations govern the testing, manufacture, safety, labeling, storage, disposal, tracking, recordkeeping, approval, advertising and promotion (including to the healthcare community) of our product. If we, our product, the manufacturing facilities for our product, our CROs, or other persons or entities working on our behalf fail to comply with applicable regulatory requirements either before or after marketing approval, a regulatory agency, such as the FDA, may, depending on the stage of product development and approval, revoke, withdraw, or suspend approvals of previously approved products for cause, debar companies and individuals from participating in the drug-approval process, request or in certain circumstances mandate recalls of allegedly violative products, seize allegedly violative products, issue Warning Letters or Untitled Letters, mandate modifications to promotional materials or require the provision of corrective information to healthcare practitioners, amend and update labels or package inserts, suspend or terminate any ongoing clinical trials, refuse to approve pending applications or supplements to applications filed, refuse to allow entry into government contracts, obtain injunctions to close manufacturing plants allegedly not operating in conformity with FDA’s cGMP requirements, stop shipments of allegedly violative products, impose fines perhaps significant in amount, require entry into a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance and other sanctions imposed by courts or regulatory bodies, including criminal prosecutions. If we or a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions relative to us, that product or the manufacturing facility, including requiring product recall, notice to physicians, withdrawal of the product from the market or suspension of manufacturing. From time to time, we have voluntarily recalled our products and may do so in the future.

Because of the chemical ingredients of pharmaceutical products and the nature of the manufacturing process, the pharmaceutical industry is subject to extensive environmental laws and regulation and the risk of incurring liability for damages and the costs of remedying environmental problems. These requirements include regulation of the handling, manufacture, transportation, storage, use and disposal of materials, including the discharge of hazardous materials and pollutants into the environment. We do not currently own a manufacturing facility and instead use third parties to manufacture for us. Should we acquire a manufacturing facility in the future, it would expose us to risks relating to possible releases of hazardous substances into the environment, which could cause environmental or property damage or personal injuries, and which could result in (i) our noncompliance with such environmental and occupational health and safety laws and regulations and (ii) regulatory enforcement actions or claims for personal injury and property damage against us. If an unapproved or illegal environmental discharge or accident occurred or if we were to discover contamination caused by prior operations, including by prior owners and operators of properties we acquire, then we could be liable for cleanup, damages or fines, which could have a material adverse effect on our business, financial position, results of operations and cash flow. In the future, we may be required to increase expenditures in order to remedy environmental problems or comply with changes in applicable environmental laws and regulations. We could also become a party to environmental remediation investigations and activities. These obligations may relate to sites that we currently or in the future may own or lease, sites that we formerly owned or operated, or sites where waste from our operations was disposed. Additionally, if we fail to comply with environmental regulations to use, discharge or dispose of hazardous materials appropriately or otherwise to comply with the provisions of our operating licenses, the licenses could be revoked, and we could be subject to criminal sanctions or substantial civil liability or be required to suspend or modify our manufacturing operations. We currently operate in New Jersey, and overseas in Hungary, and we are required to comply with the laws and regulations of those states or overseas jurisdictions in addition to any federal laws and regulations. We may in the future establish or acquire operations in other jurisdictions subject to equally or more stringent laws and regulations. Stricter environmental, safety and health laws and enforcement policies could result in substantial costs and liabilities to us, and could subject our handling, manufacture, use, reuse or disposal of substances or pollutants to more rigorous scrutiny than is currently the case. Consequently, compliance with these laws could result in significant capital expenditures, as well as other costs and liabilities, which could materially adversely affect us.

As part of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, companies are now required to file with the FTC, and the DOJ certain types of agreements entered into between brand and generic pharmaceutical companies related to the settlement of patent litigation or the manufacture, marketing and sale of generic versions of branded drugs. This requirement could affect the manner in which generic drug manufacturers resolve intellectual property litigation and other disputes with brand pharmaceutical companies and could result generally in an increase in private-party litigation against pharmaceutical companies or additional investigations or proceedings by the FTC or other governmental authorities. The potential for FTC investigations and litigation and private-party lawsuits associated with arrangements between brand and generic drug manufacturers could adversely affect our business. In recent years, the

FTC has expressed its intention to take aggressive action to challenge settlements that include an alleged payment from the brand company to the generic company (so-called “pay for delay” patent litigation settlements) and to call on legislators to pass stronger laws prohibiting such settlements. In 2013, the U.S. Supreme Court held that certain of such settlements could violate anti-trust laws and must be evaluated under a “rule of reason” standard of review.

We are subject to the effects of changes in statutes, regulations and interpretative guidance that may adversely affect our business and that could require us to devote increased time and resources to our compliance efforts, which may not be successful. Any changes in statutes, regulations or interpretative guidance could have a material adverse effect on our business, financial condition, prospects and results of operations.

We also cannot predict the likelihood, nature or extent of adverse government regulation that may arise from pending or future legislation or administrative action, either in the United States or abroad. If any legislative or administrative actions impose constraints on the FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted, and if we are not able to achieve and maintain regulatory compliance, we may not be permitted to market our product or product candidates, which would adversely affect our ability to generate revenues and achieve or maintain profitability.

These risks, along with others, have the potential to materially and adversely affect our business, financial position, results of operations and prospects. Although we have developed compliance programs to address the regulatory environment, there is no guarantee that these programs will meet regulatory agency standards now or in the future. Additionally, despite our efforts at compliance, there is no guarantee that we may not be deemed to be deficient in some manner in the future. If we are deemed to be deficient in any significant way, our business, financial position and results of operations could be materially affected.

The drug regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our current or future product candidates, our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable and typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions.

Our product candidates could fail to receive regulatory approval for many reasons. For example:

●	the FDA or comparable foreign regulatory authorities may disagree that our product candidates meet the criteria for the NDA regulatory pathway or foreign regulatory pathways;
●	we may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a product candidate is safe and effective for its proposed indication;
●	the results of any clinical trials we conduct may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;
●	we may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;
●	the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third party manufacturers with which we contract for clinical and commercial supplies; and
●	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may change significantly in a manner rendering our clinical data insufficient for approval.

This lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval to market certain of our product candidates, which would harm our business, results of operations and prospects significantly. In addition, even if we obtain approval for our product candidates, regulatory authorities may approve any of our product candidates for fewer or more limited indications than we request or may grant approval contingent on the performance of costly post-marketing clinical trials or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing scenarios could harm the commercial prospects for our product candidates.

Any of these events could prevent us from achieving or maintaining market acceptance of the affected product or product candidate and could substantially increase the costs of commercializing our product and product candidates.

If we are found to have improperly promoted our product, we may be subject to restrictions on the sale or marketing of our product and significant fines, penalties and sanctions, and our image and reputation within the industry and marketplace could be harmed.

The FDA and other regulatory agencies, including regulatory authorities outside the United States, strictly regulate the marketing and promotional claims that are made about drug products. In particular, promotion for a product must be balanced, truthful, non-misleading and consistent with its labeling approved by the FDA or by regulatory agencies in other countries. Upneeq has been approved by FDA for the treatment of acquired blepharoptosis, or droopy eye lid, in adults. Acquired blepharoptosis may be caused by a variety of factors and may negatively impact the vision and appearance of a patient. Although we cannot legally promote Upneeq for uses inconsistent with its FDA-approved labeling, we cannot control how prescribers choose to use the product. We have policies, procedures, and controls in place to address off-label promotion, but there remains a risk that the FDA or other regulatory agencies could view our promotional practices as improper. If we are found to have promoted such unapproved uses prior to the FDA’s approval for an additional indication, we may, among other consequences, receive Untitled or Warning Letters and become subject to significant liability, which would materially harm our business. Both the U.S. federal government and foreign regulatory authorities have levied significant civil and criminal fines against companies and individuals for alleged improper promotion and have entered into settlement agreements with pharmaceutical companies to limit inappropriate promotional activities. Violation of the FDCA, and other statutes, including the False Claims Act, and equivalent legislation in other countries relating to the promotion and advertising of prescription products may also lead to investigations or allegations of violations of federal and state and other countries’ health care fraud and abuse laws and state consumer protection laws. If we become the target of such an investigation or prosecution based on our marketing and promotional practices, we could face similar sanctions, which would materially harm our business. In addition, management’s attention could be diverted from our business operations, significant legal expenses could be incurred and our reputation could be damaged.

Our business operations and interactions with third parties in the health care industry, including healthcare professionals, other healthcare providers, third-party payors and patient organizations, are or may be subject to a wide range of healthcare and other regulatory laws and any failure to comply with such laws could expose us to penalties and other sanctions.

Our business operations and interactions with third parties in the healthcare industry, including healthcare professionals, other healthcare providers, third-party payors and patient organizations, are or may be subject to a wide range of healthcare and other regulatory laws These laws constrain the business or financial arrangements through which we conduct our operations, including how we research, market, sell and distribute Upneeq and any products we may develop in the future. In particular, if we market products reimbursed by government healthcare programs and private health plans, that may expose us to significant penalties and sanctions. Healthcare and other regulatory laws applicable to our activities or activities related to any products we may develop in the future may include:

●	U.S. federal anti-kickback or similar fraud and abuse laws which prohibit the offer, solicitation, payment or receipt of value in order to generate business reimbursable under government healthcare programs and/or private health plans;
●	U.S. federal false claims or fraud laws which prohibit, among other things, any person from knowingly presenting, or causing to be presented, a false claim for payment of government funds or knowingly making, or causing to be made, a false statement to get a false claim paid or the defrauding of government healthcare programs and/or private health plans;
●	the U.S. federal law HIPAA, as amended, which imposes certain privacy, security and breach reporting obligations, with respect to individually identifiable health information upon covered entities subject to the law, such as health plans, healthcare clearinghouses and certain healthcare providers as well as their business associates which perform certain services that involve creating, using, maintaining or transmitting individually identifiable health information;
●	the U.S. FDCA, which prohibits, among other things, the adulteration or misbranding of drugs;
●	federal laws that require pharmaceutical manufacturers to report certain calculated product prices to the government or provide certain discounts or rebates to government authorities or private entities, often as a condition of reimbursement under government healthcare programs;

●	the so-called federal “Sunshine” or Open Payments law, which requires pharmaceutical and medical device companies to report certain financial interactions with teaching hospitals, physicians and certain non-physician practitioners as well as ownership and investment interests held by physicians and their immediate family members to the federal government for re-disclosure to the public;
●	U.S. federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;
●	analogous U.S. state laws and regulations, including: state anti-kickback and false claims laws; state laws that require pharmaceutical companies to comply with specific compliance standards; state laws that require pharmaceutical companies to report certain financial interactions with healthcare providers; state laws that require drug manufacturers to file reports relating to pricing sales, shipping and marketing information; state and local laws that require the registration of pharmaceutical sales representatives and reporting to certain states the shipment of opioid products into those states; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts; and
●	similar healthcare laws and regulations in the European Union, or the EU, and other jurisdictions, including reporting requirements detailing interactions with and payments to healthcare providers.

Ensuring that our internal operations and business arrangements with third parties comply with applicable healthcare laws and regulations involves substantial costs. It is possible that governmental authorities will conclude that our business practices, including our arrangements with physicians and other healthcare providers have not or do not comply with past, current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that may apply to us, we may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, exclusion from government-funded healthcare programs, such as Medicare and Medicaid or similar programs in other countries or jurisdictions, integrity oversight and reporting obligations to resolve allegations of non-compliance, disgorgement, individual imprisonment, contractual damages, reputational harm, diminished profits and the curtailment or restructuring of our operations. If any of the physicians or other providers or entities with whom we do business are found to not be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs and imprisonment, which could affect our ability to operate our business. Further, defending against any such actions can be costly, time-consuming and may require significant personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired. To the extent our patient assistance programs are found to be inconsistent with applicable laws, we may be required to restructure or discontinue such programs, or be subject to other significant penalties.

Our operations in non-U.S. jurisdictions subject us to increased regulatory oversight and regulatory, economic, social and political uncertainties, which could cause a material adverse effect on our business, financial position and results of operations.

We are subject to certain risks associated with our operations in non-U.S. jurisdictions, including Hungary, and with having assets and operations located in non-U.S. jurisdictions. Our operations in these jurisdictions may be adversely affected by general economic conditions and economic and fiscal policy, including changes in exchange rates and controls, interest rates and taxation policies and increased government regulation. Certain jurisdictions have, from time to time, experienced instances of civil unrest and hostilities, both internally and with neighboring countries. Rioting, military activity, terrorist attacks, or armed hostilities could cause our operations there to be adversely affected or suspended. We generally do not have insurance for losses and interruptions caused by terrorist attacks, military conflicts and wars. In addition, we operate in countries, including Argentina and Hungary, where there have been reported instances of government corruption and there are circumstances in which anti-bribery laws may conflict with some local customs and practices.

Our international operations may subject us to heightened scrutiny under the U.S. Foreign Corrupt Practices Act, or FCPA, other federal statutes and regulations, including those established by the Office of Foreign Assets Control, the Irish Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010-2018, or the Irish Money Laundering Acts, the Irish Criminal Justice (Corruption Offences) Act 2018, the U.K. Bribery Act, anti-corruption provisions in the Hungarian Criminal Code, Argentina’s recently enacted Law 27.401 and other similar anti-bribery laws, and could subject us to liability under such laws despite our best efforts to comply with such laws and regulations. The FCPA prohibits any U.S. individual or business from paying, offering, authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The Irish Criminal Justice (Corruption Offences) Act 2018 renders a company liable for prosecution where any of its officers, managers, employees, agents or subsidiaries are found to be involved in corruption. The only defense is for the company to show that it took all reasonable steps and exercised all due diligence to prevent such corruption from taking place. The legislation also applies to certain international activities. The Irish Money Laundering Acts provide for criminal sanctions for engaging in “money laundering offences,” which are offenses committed where a person knows or believes that (or is reckless as to whether or not) the property represents the proceeds of criminal conduct and the party is involved in concealing or disguising the true nature, source, location, disposition, movement or ownership of property, or in converting, transferring, handling, acquiring possession or using the property, or removing the property from, or bringing the property into, Ireland. In addition, the U.K. Bribery Act prohibits both domestic and international bribery, as well as bribery across both private and public sectors. An organization that “fails to prevent bribery” by anyone associated with the organization can be charged under the U.K. Bribery Act unless the organization can establish the defense of having implemented “adequate procedures” to prevent bribery. Under these laws and regulations, as well as other anti-corruption laws, anti-money-laundering laws, export control laws, customs laws, sanctions laws and other laws governing our operations, various government agencies may require export licenses, may seek to impose modifications to our business practices, including the cessation of business activities in sanctioned countries or with sanctioned persons or entities and modifications to compliance programs, which may increase our compliance costs, and may subject us to fines, penalties and other sanctions. A violation of these laws or regulations could adversely impact our business, results of operations and financial condition. As a result of our policy to comply with the FCPA, the Irish Money Laundering Acts, the Irish Criminal Justice (Corruption Offences) Act 2018, the U.K. Bribery Act and similar anti-bribery laws, we may be at a competitive disadvantage to competitors that are not subject to, or do not comply with, such laws and regulations.

We are subject to various laws protecting the confidentiality of certain patient health information, and other personal information, and our failure to comply could result in penalties and reputational damage.

Numerous U.S. states and countries in which we operate, manufacture and sell our product have, or are developing, laws protecting data privacy and the confidentiality of certain personal data, including not only patient health information but also data on employees, customers, contractors and other types of individuals with whom we interact. The global data protection landscape is rapidly evolving, and we expect that there will continue to be new and proposed laws, regulations, and industry standards concerning privacy, data protection and information security, and we cannot yet determine the impact that such future laws, regulations and standards may have on our business. In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws and federal and state consumer protection laws govern the collection, use, disclosure and protection of health-related and other personal information. One example of such a law is the California Consumer Privacy Act, or the CCPA, which took effect on January 1, 2020. The CCPA gives California consumers (defined to include all California residents) certain rights, including the right to receive certain details regarding the processing of their data by covered companies, the right to request deletion of their data, and the right to opt out of sales of their data. The CCPA additionally imposes several obligations on covered companies to provide notice to California consumers regarding their data processing activities. The CCPA provides for imposition of substantial fines on companies that violate the law and also confers a private right of action on data subjects to seek statutory or actual damages for breaches of their personal information. On November 3, 2020, California voters passed a ballot initiative approving the California Privacy Rights Act (CPRA), which will significantly expand the CCPA to incorporate additional provisions, including a requirement that the use, retention, and sharing of personal information of California residents be reasonably necessary and proportionate to the purposes of collection or processing, granting additional protections for sensitive personal information, and requiring greater disclosures related to notice to residents regarding retention of information. The CPRA will also expand personal information rights of California residents, including creating a right to opt out of sharing of personal information with third parties for advertising, expanding the lookback period for the right to know about personal information held by businesses, and expanding the right to erasure for information held by third parties. Most CPRA provisions will take effect on January 1, 2023, though the obligations will apply to any personal information collected after January 1, 2022. Other states are also enacting comprehensive privacy legislation, including Virginia and Colorado, both of which passed expansive privacy laws in 2021 that take effect in 2023.

In Europe, the EU General Data Protection Regulation, or the GDPR, which came into force on May 25, 2018, introduced new data protection requirements in the European Economic Area (EEA) and substantial fines for breaches of the data protection rules. The GDPR expanded the territorial scope of European data privacy legislation to include not only entities that are established in the EEA, but also entities that are not established in the EEA but that offer goods or services to individuals located in the EEA or monitor the behavior of individuals located in the EEA. The GDPR imposes strict obligations and restrictions on controllers and processors of personal data including, for example, expanded disclosures about how personal data is to be used, increased requirements pertaining to health data and pseudonymized (i.e., key-coded) data, mandatory data breach notification requirements and expanded rights for individuals over their personal data. This could affect our ability to collect, analyze and transfer personal data, including health data from clinical trials and adverse event reporting, or could cause our costs to increase, and harm our business and financial condition. The GDPR also provides for the assessment of fines on entities that violate the regulation of up to 20 million Euros or four percent of annual turnover and provides data subjects a private right of action to seek compensation for damages suffered as a result of violations of the regulation.

While the GDPR, as a directly effective regulation, was designed to harmonize data protection law across the EEA, it does permit member states to legislate in many areas (particularly with regard to the processing of genetic, biometric or health data and the processing of personal data for research purposes), meaning that inconsistencies between different member states will still arise. EEA member states have their own regimes on medical confidentiality and national and EU-level guidance on implementation and compliance practices is often updated or otherwise revised, which adds to the complexity of processing personal data in the EEA.

European data protection law generally prohibits the transfer of personal data to countries outside of the EEA that are not considered by the European Commission to provide an adequate level of data protection, unless there are specific frameworks or mechanisms in place, such as the European Commission approved standard contractual clauses, or if very narrow legal exceptions (such as data subject consent) apply. The July 2020 invalidation by the Court of Justice of the European Union of the EU-U.S. Privacy Shield framework, one of the mechanisms used to legitimize the transfer of personal data from the EEA to the U.S., has led to increased scrutiny on data transfers from the EEA to the U.S. generally and may increase our costs of compliance with data privacy legislation. Our ability to receive data from the EEA could be affected by changes in law as a result of a future review of these transfer mechanisms by European regulators under the GDPR, as well as challenges to these mechanisms in the European courts.

In recent years, U.S. and European regulators have expressed concern over electronic marketing and the use of third-party cookies, web beacons and similar technology for online behavioral advertising. In the EEA, informed consent is required for the placement of many types of cookies on a user’s device, such as cookies used for online behavioral advertising, as well as for the sending of many types of electronic marketing communications. The current EU laws that cover the use of cookies and similar technology and marketing online or by electronic means are under reform. A draft of the new ePrivacy Regulation is currently going through the European legislative process. Unlike the current ePrivacy Directive, the draft ePrivacy Regulation will be directly implemented into the laws of each of the EU member states, without the need for further enactment. When implemented, it is expected to alter rules on third-party cookies, web beacons and similar technology for online behavioral advertising and to impose stricter requirements on companies using these tools. The current provisions of the draft ePrivacy Regulation also significantly increase penalties.

Failure to comply with data protection laws and regulations could result in government enforcement actions, which may involve civil and criminal penalties, private litigation and/or adverse publicity and could negatively affect our business, financial condition and results of operations. Claims that we have violated individuals’ privacy rights or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business, financial condition and results of operations.

We face potential liability related to the privacy of health information we obtain from clinical trials sponsored by us.

Most healthcare providers, including research institutions from which we obtain patient health information, are subject to privacy and security regulations promulgated under HIPAA, as amended by HITECH. We are not currently classified as a covered entity or business associate under HIPAA and thus are not subject to its requirements or penalties. However, any person may be prosecuted under HIPAA’s criminal provisions either directly or under aiding-and-abetting or conspiracy principles. Consequently, depending on the facts and circumstances, we could face substantial criminal penalties if we knowingly receive individually identifiable health information from a HIPAA-covered healthcare provider or research institution that has not satisfied HIPAA’s requirements for disclosure of individually identifiable health information. In addition, we may maintain sensitive personally identifiable information, including health information that we receive throughout the clinical trial process or in the course of our research collaborations. As such, we may be subject to state laws requiring notification of affected individuals and state regulators in the event of a breach of personal information, which is a broader class of information than the health information protected by HIPAA. Our clinical trial programs outside the United States may implicate international data protection laws, including the GDPR.

Our activities outside the United States impose additional compliance requirements and generate additional risks of enforcement for noncompliance. Failure by our CROs and other third-party contractors to comply with the strict rules on the transfer of personal data outside of the European Union into the United States may result in the imposition of criminal and administrative sanctions on such collaborators, which could adversely affect our business. Furthermore, certain health privacy laws, data breach notification laws and consumer protection laws may apply directly to our operations and/or those of our collaborators and may impose restrictions on our collection, use and dissemination of individuals’ health information. Moreover, patients about whom we or our collaborators obtain health information, as well as the providers who share this information with us, may have statutory or contractual rights that limit our ability to use and disclose the information. We may be required to expend significant capital and other resources to ensure ongoing compliance with applicable privacy and data security laws. Claims that we have violated individuals’ privacy rights or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business. If we or third-party CROs or other contractors or consultants fail to comply with applicable federal, state or local regulatory requirements, we could be subject to a range of regulatory actions that could affect our or our contractors’ ability to develop and commercialize our product candidates and could harm or prevent sales of any affected products that we are able to commercialize, or could substantially increase the costs and expenses of developing, commercializing and marketing our product. Any threatened or actual government enforcement action could also generate adverse publicity and require that we devote substantial resources that could otherwise be used in other aspects of our business. Increasing use of social media could give rise to liability, breaches of data security or reputational damage.

Increased scrutiny around the abuse of opioids, including law enforcement concerns over diversion and legislative and regulatory efforts to combat abuse, could impact some of our legacy pharmaceutical products, and could subject us to litigation costs for a period of time

Aggressive enforcement by the DEA or other regulators, unfavorable publicity regarding, for example, the use or misuse of opioid drugs or the limitations of abuse-deterrent formulations, litigation, public inquiries or investigations related to the abuse, sales, marketing, distribution or storage of our legacy products could harm our reputation and result in financial consequences in the form of, for example, litigation costs.

The attorneys general from nearly every state have also either opened an investigation into or filed a lawsuit against pharmaceutical manufacturers and distributors of opioid products. At the state and local level, a number of states, cities, counties, Native American tribes, third party payors, hospitals and other health service providers, schools, individuals and guardians of children diagnosed with neonatal abstinence syndrome have brought separate lawsuits against various pharmaceutical companies marketing and selling opioid pain medications, alleging misleading or otherwise improper promotion of opioid drugs to physicians and consumers. Over 2,500 of these lawsuits have been consolidated in multi-district litigation in the Northern District of Ohio in In re: National Prescription Opiate Litigation, 1:17md2804, or Federal Opioid MDL. The outcome of those bellwether cases will be used to evaluate the settlement and litigation value of the remaining coordinated cases. The legacy business was not named in any of the cases pending in the multi-district litigation, but cases continue to be filed in federal courts across the country and continue to be consolidated into the Federal Opioid MDL. Cases against pharmaceutical companies marketing and selling opioid pain medications, alleging misleading or otherwise improper promotion of opioids drugs, also continue to be separately litigated in state courts across the country. If similar federal or state lawsuits are filed against the legacy business in the future, we may be subject to litigation costs or negative publicity, which could have a material adverse effect on our business, results of operations and financial condition.

We are susceptible to product liability claims that may not be covered by insurance, which, if successful, could require us to pay substantial sums.

Like all pharmaceutical companies, we face the risk of loss resulting from, and the adverse publicity associated with, product liability lawsuits, whether or not such claims are valid. We likely cannot avoid such claims. Unanticipated side effects or unfavorable publicity concerning our product would likely have an adverse effect on our ability to achieve acceptance by prescribing physicians, customers, patients and clinical trial participants. Even unsuccessful product liability claims could require us to spend money on litigation, divert management’s time, damage our reputation and impair the marketability of our product. In addition, although we believe that we have adequate product liability insurance coverage, we cannot be certain that our insurance will, in fact, be sufficient to cover such claims or that we will be able to obtain or maintain adequate insurance coverage in the future at acceptable prices. A successful product liability claim that is excluded from coverage or exceeds our policy limits could require us to pay substantial sums. In addition, insurance coverage for product liability may become prohibitively expensive in the future or, with respect to certain high-risk products, may not be available at all.

Manufacturing or quality control problems may damage our reputation for quality production, require costly remedial activities and negatively impact our business, results of operations and financial condition.

As a pharmaceutical company, we are subject to substantial regulation by various governmental authorities. For instance, we must comply with requirements of the FDA and other healthcare regulators with respect to the manufacture of pharmaceutical products. We must register our facilities, whether located in the United States or elsewhere, with the FDA as well as regulators outside the United States. Also, our product, including our investigational products, must be made in a manner consistent with applicable cGMP regulations, or similar standards in each territory in which we manufacture. The failure of one of our facilities, or a facility of one of our third-party suppliers, to comply with applicable laws and regulations may lead to breach of representations made to our customers or to regulatory or government action against us related to products made in that facility. In addition, the FDA and other agencies periodically inspect our facilities. Following an inspection, an agency may issue a notice listing conditions that are believed to violate cGMP or other regulations, or a Warning Letter for violations of “regulatory significance” that may result in enforcement action if not promptly and adequately corrected. We have in the past received Warning Letters from the FDA regarding certain operations and the FDA may in the future issue a Warning Letter for violation of post-marketing adverse drug experience reporting requirements. Failure to comply strictly with these regulations and requirements may damage our reputation and lead to financial penalties, compliance expenditures, the recall or seizure of products, total or partial suspension of production or distribution, withdrawal or suspension of the applicable regulator’s review of our submissions, enforcement actions, injunctions and criminal prosecution. Further, other federal agencies, our customers and partners in our development, manufacturing, collaboration and other partnership agreements with respect to our product and services may take any such FDA observations or Warning Letters into account when considering the award of contracts or the continuation or extension of such partnership agreements. The delay and cost of remedial actions, or obtaining approval to manufacture at a different facility, could negatively impact our business. Any failure by us to comply with applicable laws and regulations or any actions by the FDA and other agencies as described above could have a material adverse effect on our business, financial position and results of operations.

The illegal distribution and sale by third parties of counterfeit versions of our product or of stolen products could have a negative impact on our reputation and a material adverse effect on our business, results of operations and financial condition.

Third parties could illegally distribute and sell counterfeit versions of our product, which do not meet the rigorous manufacturing and testing standards that our product undergo. Counterfeit products are frequently unsafe or ineffective, and can be life-threatening. Counterfeit medicines may contain harmful substances, the wrong dose of the API or no API at all. However, to distributors and users, counterfeit products may be visually indistinguishable from the authentic version.

Reports of adverse reactions to counterfeit drugs or increased levels of counterfeiting could materially affect patient confidence in the authentic product. It is possible that adverse events caused by unsafe counterfeit products will mistakenly be attributed to the authentic product. In addition, thefts of inventory at warehouses, plants or while in-transit, which are not properly stored and which are sold through unauthorized channels could adversely impact patient safety, our reputation and our business.

Public loss of confidence in the integrity of our pharmaceutical products as a result of counterfeiting or theft could have a material adverse effect on our reputation, business, results of operations and financial condition.

Our employees and independent contractors, including consultants, vendors and any third parties we may engage in connection with development and commercialization may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could harm our business.

Misconduct by our employees and independent contractors, including consultants, vendors and any third parties we may engage in connection with development and commercialization, could include intentional, reckless or negligent conduct or unauthorized activities that violate: (i) the laws and regulations of the FDA and other similar regulatory authorities, including those laws that require the reporting of true, complete and accurate information to such authorities; (ii) manufacturing standards; (iii) data privacy, security, fraud and abuse and other healthcare laws and regulations; or (iv) laws that require the reporting of true, complete and accurate financial information and data. Specifically, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws could also involve the improper use or misrepresentation of information obtained in the course of clinical trials, creation of fraudulent data in preclinical studies or clinical trials or illegal misappropriation of drug product, which could result in regulatory sanctions and cause serious harm to our reputation. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with such laws or regulations. Additionally, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations.

Risks related to our indebtedness

The outstanding indebtedness under our amended credit agreement (the “Credit Agreement”) will mature in November 2021. We may not be able to generate sufficient cash to refinance all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our outstanding indebtedness under the Credit Agreement will become due in November 2021. Our ability to refinance our debt obligations and to fund planned capital expenditures and other corporate expenses will depend on the ability of our subsidiaries to make distributions, dividends or advances to us, which in turn will depend on our subsidiaries’ future operating performance and on economic, financial, competitive, legislative, regulatory and other factors and any legal and regulatory restrictions on the payment of distributions and dividends to which they may be subject. Many of these factors are beyond our control.

We expect that our cash flows and capital resources will be insufficient to repay our debt in full or to fund planned capital expenditures and other corporate expenses, and we would face substantial liquidity constraints and could be forced to raise additional capital through sales of our ordinary shares, including through equity sales agreements with broker/dealers or other public or private equity financings, through new debt facilities, including convertible debt or through a sale of a portion or all rights to any of our assets. We may not be able to obtain any such capital on commercially reasonable terms or at all and, even if successful, we may still be unable to meet our scheduled debt service obligations. The Credit Agreement restricts our ability to dispose of assets and use the proceeds from those dispositions and also restricts our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations when due.

Significant delays in our planned capital expenditures, implementing cost savings measures or divestiture of assets may materially and adversely affect our future revenue prospects. In addition, we cannot assure our creditors that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations.

If we cannot make scheduled payments on our debt, we will be in default and, as a result:

●	our debt holders could declare all outstanding principal and interest to be due and payable;
●	the lenders under the senior secured credit facility could foreclose against the assets securing the borrowings; and
●	we could be forced into bankruptcy or liquidation.

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting obligations on our indebtedness.

Subject to the limits contained in our senior secured credit facilities, we may incur substantial additional indebtedness from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to this high level of debt could intensify. Specifically, the high level of debt could have important consequences, including, but not limited to:

●	making it more difficult for us to satisfy our obligations with respect to our debt;
●	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;
●	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;
●	increasing our vulnerability to general adverse economic and industry conditions;
●	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under the senior secured credit facilities, which are at variable rates of interest;
●	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;
●	placing us at a disadvantage compared to other, less leveraged competitors; and
●	increasing our cost of borrowing.

The terms of Credit Agreement restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

The Credit Agreement contains a number of restrictive covenants that impose significant operating and financial restrictions on our operating subsidiaries and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

●	incur additional indebtedness;
●	pay dividends or make other distributions or repurchase or redeem our share capital;
●	prepay, redeem or repurchase certain debt;
●	make loans and investments;
●	sell assets or enter into sale and lease-back transactions;
●	incur liens;
●	enter into transactions with affiliates;
●	alter the businesses we conduct;
●	enter into agreements restricting our subsidiaries’ ability to pay dividends;
●	consolidate, merge or sell all or substantially all of our assets;
●	amend or modify the organizational documents of our operating subsidiaries;
●	amend or modify certain indebtedness of our operating subsidiaries;
●	change our fiscal year; and
●	enter into certain derivative transactions.

In addition, the restrictive covenants in the Credit Agreement require us to comply with certain financial covenants. As of the end of each fiscal quarter, our operating subsidiaries must (i) maintain a Total Leverage Ratio (as defined in the Credit Agreement) no greater than 4.50:1.00 and each subsequent fiscal quarter and (ii) maintain a Consolidated Fixed Charge Coverage Ratio not less than 1.25:1.00. Our ability to meet these financial ratios can be affected by events beyond our control.

A breach of the covenants under the Credit Agreement could result in an event of default under the Credit Agreement. Such an event of default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies which could have a material adverse effect on our business, operations and financial results. Furthermore, if we were unable to repay the amounts due and payable under the senior secured credit facilities, those lenders could proceed against the collateral granted to them to secure that indebtedness which could force us into bankruptcy or liquidation. In the event our lenders accelerate the repayment of the borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. Any acceleration of amounts due under the Credit Agreement or the exercise by the applicable lenders of their rights under the related security documents would likely have a material adverse effect on us. As a result of these restrictions, we may be:

●	limited in how we conduct our business;
●	unable to raise additional debt or equity financing to operate during general economic or business downturns; or
●	unable to compete effectively or to take advantage of new business opportunities. These restrictions may affect our ability to grow in accordance with our strategy.

We are a holding company with nominal net worth and will depend on dividends and distributions from our subsidiaries, which are restricted from paying dividends and distributions to us pursuant to the terms of our existing indebtedness and may be restricted pursuant to the terms of future indebtedness, which as a result may restrict us from paying dividends to you.

We are a holding company with nominal net worth. We do not have any material assets or conduct any business operations other than our investments in our subsidiaries. Our business operations are conducted primarily out of our indirect operating subsidiary, RVL Pharmaceuticals, Inc. As a result, notwithstanding any restrictions on payment of dividends under our existing indebtedness or under Irish law, our ability to pay dividends, if any, will be dependent upon cash dividends and distributions or other transfers from our subsidiaries. Payments to us by our subsidiaries will be contingent upon their respective earnings and subject to any limitations on the ability of such entities to make payments or other distributions to us. The Credit Agreement restricts our subsidiaries from paying dividends and making distributions to its direct or indirect equity holders unless there are available exceptions thereunder. If we are not able to meet such available exceptions that would allow our subsidiaries to pay a dividend or make a distribution to us, and which would then allow us to pay a dividend to you, then we will need to obtain a waiver from the lenders under the senior secured credit facilities.

We may incur significant future indebtedness in the future.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the Credit Agreement contains restrictions on the incurrence of additional indebtedness, these restrictions, and restrictions contained in any future debt agreements, are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. If new debt is added to our current debt levels, the related risks that we and the guarantors now face could intensify. In addition, the restrictions in the Credit Agreement will no longer apply following our repayment of the indebtedness under that agreement. At that time, we will be able to incur new indebtedness without regard to the restrictions in the Credit Agreement, which could result in similar, or more severe, risks as those described above.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under the senior secured credit facilities are at variable rates of interest and expose us to interest rate risk. Historically, we have elected that Borrowings under the senior secured credit facilities bear interest based upon the London Inter-Bank Offered Rate, or LIBOR. The senior secured credit facilities include a LIBOR floor of 1.00%. The interest period can be set at one, two, three or six months (or, to the extent available to all relevant lenders, twelve months or a shorter period) as selected by us in accordance with the terms of the senior secured credit facilities. An increase of 1.00% in LIBOR would result in a $2.2 million increase in our annual interest expense associated with the senior secured credit facilities.

Risks related to our ordinary shares

We qualify both as an “emerging growth company” and as a “smaller reporting company,” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our ordinary shares less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation.

We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenues of $1.07 billion or more during any fiscal year before that time, in which cases, we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. In addition, we qualify as a “smaller reporting company,” which allows us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding financial statements, executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile. When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them, and we cannot predict or estimate the amount or timing of such additional costs.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Investment funds affiliated with Avista Capital Partners, or Avista, and affiliates of Altchem Limited, or Altchem, have significant influence over us, including control over decisions that require the approval of shareholders, which could limit your ability to influence the outcome of matters submitted to shareholders for a vote.

We are currently controlled by Avista and Altchem, who we refer to as our Sponsors. As of June 30, 2021, investment funds affiliated with the Sponsors beneficially owned approximately 64.3% of our outstanding ordinary shares. For as long as the Sponsors own or control at least a majority of our outstanding voting power, they will have the ability to exercise substantial control over all corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote, including over the election and removal of directors, any amendment to our Constitution, the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. Even if their ownership falls below 50%, they will continue to be able to strongly influence or effectively control our decisions so long as they continue to hold a significant portion of our ordinary shares. In addition, each of the Sponsors has a contractual right to nominate two directors for so long as such Sponsor owns at least 20% of our outstanding ordinary shares, and one director for so long as such Sponsor owns less than 20% but more than 10% of our outstanding ordinary shares.

Additionally, the Sponsors’ interests may not align with the interests of our other shareholders. Avista and Altchem are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The Sponsors may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

We are a “controlled company” within the meaning of the rules of the Nasdaq Stock Market and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements. As a result, you do not have the same protections afforded to shareholders of companies that are subject to such requirements.

Because the Sponsors control a majority of the voting power of our outstanding ordinary shares, we are a “controlled company” within the meaning of the corporate governance standards of the Nasdaq Stock Market. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that, within one year of the date of the listing of our ordinary shares:

●	we have a board of directors that is composed of a majority of “independent directors,” as defined under the rules of the Nasdaq Stock Market;
●	we have a compensation committee that is composed entirely of independent directors; and
●	we have a nominating and corporate governance committee that is composed entirely of independent directors.

We intend to continue to utilize all of these exemptions. Accordingly, for so long as we are a “controlled company,” you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Stock Market. Our status as a controlled company could make our ordinary shares less attractive to some investors or otherwise harm our share price.

Our directors who have relationships with Avista or Altchem may have conflicts of interest with respect to matters involving our company.

Two of our seven directors are affiliated with Avista and two directors are affiliated with Altchem. In addition, our Chief Executive Officer, Brian Markison, serves as an operating executive at Avista Capital Partners. Our directors have fiduciary duties to us and, in addition, have duties to Avista or Altchem, as applicable. As a result, these directors may face real or apparent conflicts of interest with respect to matters affecting both us and Avista or Altchem, as applicable, whose interests, in some circumstances, may be adverse to ours.

Your percentage ownership in us may be diluted in the future, which could reduce your influence over matters on which shareholders vote.

In the future, your percentage ownership in us may be diluted because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that we have granted or may grant in the future to directors, officers and employees. From time to time, we may issue additional options or other share based awards to our directors, officers and employees under our benefits plans.

Pursuant to our Articles of Association, our board of directors has the authority, without action or vote of our shareholders and on a non-pre-emptive basis, to issue all or any part of our authorized but unissued ordinary shares, and one or more classes or series of preferred shares having such powers, preferences and relative, participating, optional and other special rights, including preferences over our ordinary shares respecting dividends and distributions, as our board of directors generally may determine. The terms of one or more classes or series of preferred shares could dilute the voting power or reduce the value of our ordinary shares. For example, our board of directors could grant the holders of preferred shares the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences our board of directors could assign to holders of preferred shares could affect the residual value of our ordinary shares.

Issuances of ordinary shares or voting preferred shares in the manner outlined above may reduce your influence over matters on which our shareholders vote.

Currently there is a limited public market for our securities, which may limit your ability to sell your shares.

Although our ordinary shares are listed on the Nasdaq Global Select Market under the symbol ‘‘OSMT,’’ our shares have been thinly traded, and there may not be an active trading market for our shares. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to continue would likely have a material adverse effect on the value of our ordinary shares. The market price of our ordinary shares may decline and you may not be able to sell our ordinary shares at or above the price you paid for them, or at all. An inactive market may also impair our ability to raise capital to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Registration of the beneficial interests in our shares subjects us and the holders of such beneficial interests to certain risks.

We entered into a Depository Agreement, or DTC Agreement, with the Depository Trust Company, or DTC, in connection with the listing and trading of our shares on the Nasdaq Global Select Market. In accordance with the DTC Agreement, following completion of the initial public offering of our shares, DTC’s nominee, Cede & Co., was registered as the legal owner of certain of our ordinary shares in the Irish shareholder register that we are required to maintain pursuant to the Companies Act 2014 of Ireland, or the Irish Companies Act. Under the DTC Agreement, DTC credited the beneficial interests in those ordinary shares in book entry form to its participants. Accordingly, while the ordinary shares issued in accordance with Irish law are listed and traded on the Nasdaq Global Select Market, it is the beneficial interests in such ordinary shares that are settled and held in DTC. In accordance with market practice and system requirements of the Nasdaq Global Select Market, the ordinary shares are listed and traded on the Nasdaq Global Select Market under the category of “Common Share.” In respect of beneficial interests in ordinary shares held in DTC, such beneficial ownership would not necessarily be recognized by an Irish court. As such, investors holding beneficial interests in our ordinary shares within DTC may have no direct rights against us and our officers and directors and may be required to obtain the cooperation of DTC in order to assert claims against us and our officers and directors, and to look solely to DTC for the payment of any dividends, for exercise of voting rights attaching to the underlying ordinary shares and for all other rights arising in respect of the underlying ordinary shares. We cannot guarantee that DTC will be able to continue to execute its obligations under the DTC Agreement, including that the beneficial owners of the ordinary shares within DTC will receive notice of general meetings in time to instruct DTC to either effect registration of their ordinary shares or otherwise vote their ordinary shares in the manner desired by such beneficial owners. Any such failure may, inter alia, limit the access for, delay or prevent, such beneficial shareholders from being able to exercise the rights attaching to the underlying ordinary shares.

DTC has certain termination rights under the DTC Agreement. In the event that the DTC Agreement is terminated, we will use our reasonable best efforts to enter into a replacement agreement for purposes of permitting the uninterrupted listing of our ordinary shares on the Nasdaq Global Select Market. There can be no assurance, however, that it would be possible to enter into such a new agreement on substantially the same terms as the DTC Agreement or at all. A termination of the DTC Agreement could, therefore, have a material and adverse effect on us and the beneficial shareholders holding their ordinary shares within DTC. The DTC Agreement limits DTC’s liability for any loss suffered by us. DTC disclaims any liability for any loss attributable to circumstances beyond DTC’s control, including, but not limited to, errors committed by others. DTC is only liable for direct losses incurred as a result of events within DTC’s control. Thus, we may not be able to recover our entire loss if DTC does not perform its obligations under the DTC Agreement.

Our share price may be volatile, and the market price of our ordinary shares may drop below the price you pay.

Our share price has been and may continue to be volatile. Since our initial public offering in October 2018, the closing price of our ordinary shares as reported on the Nasdaq Global Select Market has ranged from a low of $2.34 on June 10, 2019 to a high of $9.20 on October 22, 2018. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our shares to wide price fluctuations regardless of our operating performance. The trading price of our shares may fluctuate in response to various factors, including:

●	market conditions in the broader stock market;
●	actual or anticipated fluctuations in our quarterly financial and operating results;
●	introduction of new products or services by us or our competitors;
●	issuance of new or changed securities analysts’ reports or recommendations;
●	results of operations that vary from expectations of securities analysts and investors;
●	results of operations that vary from those of our competitors;
●	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
●	strategic actions by us or our competitors;
●	announcement by us, our competitors or our vendors of significant contracts or acquisitions;
●	sales, or anticipated sales, of large blocks of our shares;
●	additions or departures of key personnel;

●	regulatory, legal or political developments;
●	public response to press releases or other public announcements by us or third parties, including our filings with the SEC;
●	litigation and governmental investigations;
●	changing economic conditions;
●	changes in accounting principles;
●	default under agreements governing our indebtedness;
●	exchange rate fluctuations; and
●	other events or factors, including those from natural disasters, war, acts of terrorism or responses to these events.

These and other factors, many of which are beyond our control, may cause our market price and demand for our shares to fluctuate substantially. Fluctuations in our share price could limit or prevent investors from readily selling their shares and may otherwise negatively affect the market price and liquidity of our shares. In addition, in the past, when the market price of shares have been volatile, holders of those shares have sometimes instituted securities class action litigation against the company that issued the shares. For example, on April 30, 2019 we were was served with a complaint in an action entitled Leo Shumacher, et al., v. Osmotica Pharmaceuticals plc, et al., Superior Court of New Jersey, Somerset County No. SOM-L-000540-19, and on May 10, 2019, a complaint entitled Jeffrey Tello, et al., v. Osmotica Pharmaceuticals plc, et al., Superior Court of New Jersey, Somerset County No. SOM-L-000617-19 was filed in the same court as the Shumacher action. The complaints named us, certain of our directors and officers and the underwriters of our initial public offering as defendants in putative class actions alleging violations of Sections 11 and 15 of the Securities Act of 1933 related to the disclosures contained in the registration statement and prospectus used for our initial public offering of ordinary shares. The parties negotiated a settlement, which called for a payment by the Company of $5.25 million (a portion of which was covered by applicable insurance). The court has scheduled a hearing for November 9, 2021 regarding final approval of the settlement.

In general, we intend to continue to vigorously prosecute and defend these proceedings, as appropriate; however, from time to time, we may settle or otherwise resolve these matters on terms and conditions that we believe are in our best interests. Resolution of any or all claims, investigations and legal proceedings, individually or in the aggregate, could have a material adverse effect on our business, results of operations and cash flows in any given accounting period or on our overall financial condition.

Since we have no current plans to pay regular cash dividends on our ordinary shares, you may not receive any return on investment unless you sell your ordinary shares for a price greater than that which you paid for it.

We do not anticipate paying any regular cash dividends on our ordinary shares for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. Our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur. In addition, our ability to pay cash dividends may be limited by Irish law, as discussed under the risk factor titled “The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation and these differences may make our ordinary shares less attractive to investors.” Therefore, any return on investment in our ordinary shares is solely dependent upon the appreciation of the price of our ordinary shares on the open market, which may not occur.

Risks related to being an Irish corporation listing ordinary shares

Provisions contained in our Articles of Association, as well as provisions of Irish law, could impair a takeover attempt, limit attempts by our shareholders to replace or remove our current directors and management team, and limit the market price of our ordinary shares.

Our Articles of Association, together with certain provisions of the Irish Companies Act could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors.

There are a number of approaches for acquiring an Irish public limited company, including a court-approved scheme of arrangement under the Irish Companies Act, through a tender offer by a third party, by way of a merger with a company incorporated in the European Economic Area, or EEA, under the EU Cross-Border Mergers Directive (EU) 2017/1132 as implemented in Ireland by the European Communities (Cross-Border Mergers) Regulations 2008 (as amended) and by way of a merger with a company incorporated in Ireland under the Irish Companies Act. Each method requires shareholder approval or acceptance and different thresholds apply.

The Irish Takeover Panel Act 1997 and the Irish Takeover Rules 2013 made thereunder, or the Irish Takeover Rules, govern a takeover or attempted takeover of our company by means of a court-approved scheme of arrangement or a tender offer. The Irish Takeover Rules contain detailed provisions for takeovers, including as to disclosure, process, dealing and timetable. The Irish Takeover Rules could discourage an investor from acquiring 30% or more of our outstanding ordinary shares unless such investor was prepared to make a bid to acquire all outstanding ordinary shares.

Our Articles of Association contain provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of our ordinary shares and adversely affect the market price of our ordinary shares and the voting and other rights of the holders of our ordinary shares. These provisions include:

●	permitting our board of directors to issue preference shares without shareholder approval, with such rights, preferences and privileges as they may designate;
●	provisions that allow our board of directors to adopt a shareholder rights plan upon such terms and conditions as it deems expedient and in our best interests;
●	establishing an advance notice procedure for shareholder proposals to be brought before shareholder meetings, including proposed nominations of persons for election to our board of directors;
●	the ability of our board of directors to fill vacancies on our board in certain circumstances; and
●	imposing particular approval and other requirements in relation to certain business combinations.

These provisions do not make us immune from takeovers. However, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management team by making it more difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management.

Our board of directors may be limited by the Irish Takeover Rules in its ability to defend an unsolicited takeover attempt.

We are subject to the Irish Takeover Panel Act 1997 and the Irish Takeover Rules. Under the Irish Takeover Rules, our board of directors is not permitted to take any action that might frustrate an offer for our ordinary shares once our board of directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions, such as (i) the issue of shares, options, restricted share units or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our board of directors has reason to believe an offer is or may be imminent. These provisions may give our board of directors less ability to control negotiations with hostile offerors than would be the case for a corporation incorporated in a jurisdiction of the United States.

The operation of the Irish Takeover Rules may affect the ability of certain parties to acquire our ordinary shares.

Under the Irish Takeover Rules, if an acquisition of ordinary shares were to increase the aggregate holding of the acquirer and its concert parties to ordinary shares that represent 30% or more of the voting rights of a company, the acquirer and, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for the outstanding ordinary shares at a price not less than the highest price paid for the ordinary shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of ordinary shares by a person holding (together with its concert parties) ordinary shares that represent between 30% and 50% of the voting rights in the company if the effect of such acquisition were to increase that person’s percentage of the voting rights by 0.05% within a 12-month period. Under the Irish Takeover Rules, certain separate concert parties are presumed to be acting in concert. Our board of directors and their relevant family members, related trusts and “controlled companies” are presumed to be acting in concert with any corporate shareholder who holds 20% or more of the company. The application of these presumptions resulted may continue to result in restrictions upon the ability certain concert parties and members of our board of directors to acquire more of our securities, including under the terms of any executive incentive arrangements. We have consulted and may consult again in future with the

Irish Takeover Panel with respect to the application of this presumption and the restrictions on the ability to acquire further securities, although we are unable to provide any assurance as to whether the Irish Takeover Panel will overrule this presumption in the future.

Our Articles of Association designate the courts of Ireland for all actions and proceedings, other than those relating to U.S. securities law, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees and require shareholders to pursue certain claims outside the United States.

Our Articles of Association provide that, unless our board of directors or one of its duly authorized committees approves the selection of an alternate forum and to the fullest extent permitted by applicable law, the courts of Ireland shall be the exclusive forum for all actions or proceedings, other than those related to U.S. securities law, but including (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our shareholders, (iii) any action asserting a claim against us arising pursuant to any provision of Irish law or our Articles of Association and (iv) any action to interpret, apply, enforce or determine the validity of our Articles of Association. Any person or entity purchasing or otherwise acquiring any interest in our shares shall be deemed to have notice of and to have consented to the provisions of our Articles of Association and waived any argument relating to the inconvenience of the forums described above. As a result, certain shareholder actions and proceedings may only be brought in Ireland and our shareholders would not have access to any U.S. courts with respect to such actions. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our Articles of Association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Irish law differs from the laws in effect in the United States and U.S. shareholders may have difficulty enforcing civil liabilities against us, our directors or members of senior management.

A number of our directors are non-residents of the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may not be possible to serve process on these directors, or us, in the United States or to enforce court judgments obtained in the United States against these individuals or us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland. A judgment obtained against us will be enforced by the courts of Ireland if the following general requirements are met:

●	U.S. courts must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and
●	the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it.

A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. But where the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that in the meantime the judgment may not be actionable in Ireland. It remains to be determined whether a final judgment given in default of appearance is final and conclusive. Irish courts may also refuse to enforce a judgment of the U.S. courts that meets the above requirements for one of the following reasons:

●	the judgment is not for a definite sum of money;
●	the judgment was obtained by fraud;
●	the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice;
●	the judgment is contrary to Irish public policy or involves certain U.S. laws that will not be enforced in Ireland; or

●	jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Irish Superior Courts Rules.

As an Irish company, we are principally governed by Irish law, which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or other officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of our ordinary shares may have more difficulty protecting their interests than would holders of shares of a corporation incorporated in a jurisdiction of the United States.

The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation and these differences may make our ordinary shares less attractive to investors.

We are incorporated under Irish law and, therefore, certain of the rights of holders of our shares are governed by Irish law, including the provisions of the Irish Companies Act, and by our Articles of Association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations and these differences may make our ordinary shares less attractive to investors. The principal differences include the following:

●	under Irish law, dividends may only be declared if we have, on an individual entity basis, profits available for distribution, within the meaning of the Irish Companies Act. In addition, no distribution or dividend may be paid or made by us unless our net assets are equal to, or exceed, the aggregate of our called up share capital plus non-distributable reserves and the distribution does not reduce our net assets below such aggregate;
●	under Irish law, each shareholder generally has preemptive rights to subscribe on a proportionate basis to any issuance of shares. Preemption rights may be disapplied under Irish law for renewable five-year periods by Irish companies by way of a provision in such companies’ articles of association or a special resolution of their shareholders. We have opted out of these preemption rights in our Articles of Association as permitted under Irish law for the maximum period permitted of five years from the date of adoption of the Articles of Association;
●	under Irish law, certain matters require the approval of holders of 75% of the votes cast at a general meeting of our shareholders, including amendments to our Articles of Association, which may limit our flexibility to manage our capital structure;
●	under Irish law, a bidder seeking to acquire us would need, on a tender offer, to receive shareholder acceptance in respect of 80% of our outstanding shares. If this 80% threshold is not achieved in the offer, under Irish law, the bidder cannot complete a “second step merger” to obtain 100% control of us. Accordingly, tender of 80% of our outstanding shares will likely be a condition in a tender offer to acquire us, not 50% as is more common in tender offers for corporations organized under U.S. law; and
●	under Irish law, shareholders may be required to disclose information regarding their equity interests upon our request, and the failure to provide the required information could result in the loss or restriction of rights attaching to the shares, including prohibitions on the transfer of the shares, as well as restrictions on voting, dividends and other payments.

Risks related to taxation

Changes in our effective tax rate may reduce our net income in future periods.

We cannot give any assurance as to what our effective tax rate will be because of, among other things, uncertainty regarding the tax policies of the jurisdictions in which we operate and the varying applications of statutes, regulations and related interpretations.

A number of factors may increase our future effective tax rates, including: the jurisdictions in which profits are determined to be earned and taxed (which may vary depending on our taxable presence in such jurisdictions as may be determined by tax authorities in such jurisdictions); the resolution of issues arising from tax audits that may be undertaken by various tax authorities; changes in the valuation of our deferred tax assets and liabilities due to changes in applicable tax legislation; increases in expenses that are not deductible for tax purposes, including transaction costs and impairments of goodwill in connection with acquisitions; changes in available tax credits; changes in share-based compensation; changes in tax laws or the interpretation of such tax laws changes to currently applicable tax treaties, including those resulting in a loss of treaty benefits; changes in GAAP; and challenges to the transfer pricing policies related to our structure undertaken by various tax authorities. Currently, jurisdictions within the Organization for Economic Co-Operation and Development, or the OECD, are reviewing OECD proposals relating to base erosion and profit shifting. Our effective tax rate could be adversely affected to the extent that countries adopt such OECD proposals.

U.S. tax legislation enacted in 2017 has significantly changed the U.S. federal income taxation of corporations and multinational consolidated groups, including by reducing the U.S. corporate income tax rate, limiting interest deduction, adopting elements of a territorial international tax system and introducing new anti-base erosion provisions. This legislation is unclear in many respects and could be subject to potential amendments and technical corrections and subject to differing interpretations and implementing regulations by the U.S. Department of Treasury and the Internal Revenue Service, any of which could lessen or increase certain adverse impacts of the legislation or affect our actual effective tax rate.

It is possible that in the future, whether as a result of a change in law or the practice of any relevant tax authority or as a result of any change in the conduct of our affairs, we could become, or be regarded as having become tax resident in a jurisdiction other than Ireland. Should we cease to be an Irish tax resident, we may be subject to a charge of Irish capital gains tax as a result of a deemed disposal of our assets. Our actual effective tax rate may vary from our expectation and that variance may be material. Additionally, the tax laws of Ireland and other jurisdictions in which we operate could change in the future, and such changes could cause a material adverse change in our effective tax rate.

If our tax rates or tax expenses were to increase as described above, such increases could cause a material and adverse change in our worldwide effective tax rate and we may have to take action, at potentially significant expense, to seek to mitigate the effect of such changes. In addition, any amendments to the current double taxation treaties between Ireland and other jurisdictions could subject us to increased taxation. Any such amendments to double taxation treaties or increases in taxation based on examinations by taxing authorities, if such increases are ultimately sustained, could result in increased charges, financial loss, including penalties, and reputational damage and materially and adversely affect our results, financial condition and prospects.

If we are a passive foreign investment company, U.S. investors in our ordinary shares could be subject to adverse U.S. federal income tax consequences.

The rules governing passive foreign investment companies, or PFICs, can have adverse effects for U.S. federal income tax purposes. We would be classified as a PFIC for any taxable year in which either: (i) at least 75% of our gross income is classified as ‘‘passive income’’ for purposes of the PFIC rules, or (ii) at least 50% of the fair market value of our assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of ‘‘passive income.’’ For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation we own, directly or indirectly, 25% or more (by value) of its stock.

We do not believe that we were a PFIC for the 2020 taxable year, and, based upon our current and projected income and assets, and projections as to the value of our assets, we do not anticipate becoming a PFIC for the 2021 taxable year. However, no assurance can be given in this regard because the determination of whether we are a PFIC is made annually after the end of such taxable year and depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) that are subject to change and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. In addition, the value of our assets for purposes of the asset test, including the value of our goodwill, may be determined by reference to the market price of our ordinary shares from time to time. Furthermore, the composition of our income and assets may also be affected by how quickly we spend any cash that is raised in any financing transaction, including this offering and any cash received in the Divestiture and related transactions. our risk of becoming classified as a PFIC may substantially increase. In certain circumstances, and if our ordinary shares are not treated as “publicly traded” within the meaning of applicable U.S. Treasury Regulations, our risk of becoming classified as a PFIC may increase. In light of the foregoing, no assurance can be provided that we are not a PFIC for the current taxable year or that we will not become a PFIC for any future taxable year.

If we are a PFIC, U.S. holders of our ordinary shares would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. If we are classified as a PFIC in any taxable year with respect to which a U.S. holder owns ordinary shares, we generally will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. holder makes a ‘‘deemed sale election.’’ Furthermore, whether or not U.S. holders of our ordinary shares make timely qualified electing fund, or QEF, elections, if we provide the necessary information to U.S. holders to make such elections, or mark-to-market elections may affect the U.S. federal income tax consequences to U.S. holders with respect to the acquisition, ownership and disposition of our ordinary shares and any distributions such U.S. holders may receive. Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our ordinary shares.

U.S. holders of 10% or more of the voting power or value of our ordinary shares may be subject to U.S. federal income taxation at ordinary income tax rates on undistributed earnings and profits.

There is a risk that we will be classified as a ‘‘controlled foreign corporation,’’ or CFC, for U.S. federal income tax purposes. We will generally be classified as a CFC if more than 50% of our outstanding shares, measured by reference to voting power or value, are owned (directly, indirectly or by attribution) by ‘‘U.S. Shareholders.’’ For this purpose, a ‘‘U.S. Shareholder’’ is any U.S. person that owns directly, indirectly or by attribution, 10% or more of the total voting power or total value of our outstanding shares. If we are classified as a CFC, a U.S. Shareholder may be subject to U.S. income taxation at ordinary income tax rates on its proportionate share of our undistributed earnings and profits attributable to ‘‘subpart F income’’ or undistributed earnings and profits invested in certain U.S. property and may also be subject to tax at ordinary income tax rates on any gain realized on a sale of ordinary shares, to the extent of our current and accumulated earnings and profits attributable to such shares. A U.S. Shareholder of a CFC is also required to include in gross income for a taxable year, at a reduced effective tax rate, its proportionate share of certain non-U.S. active business income of a CFC not included in a CFC’s ‘‘subpart F income,’’ or ‘‘global intangible low-taxed income,’’ to the extent such CFC’s ‘‘tested income’’ is in excess of 10% of the adjusted U.S. federal income tax basis of depreciable tangible assets used in the CFC’s trade or business (reduced by a U.S. Shareholder’s allocable net interest expense) and is not otherwise offset by any ‘‘tested loss’’ attributable to other CFCs owned by such U.S. Shareholder. Foreign taxes paid by a CFC attributable to the CFC’s ‘‘subpart F income’’ and ‘‘global intangible low-taxed income’’ and any corresponding foreign tax credits may affect the amount of income includible in a U.S. Shareholder’s gross income for U.S. tax purposes. Even if we are not classified as a CFC, certain of our non-U.S. subsidiaries could be treated as CFCs due to the application of certain attribution rules that currently apply in determining CFC status. If certain non-U.S. subsidiaries are classified as CFCs, any U.S. Shareholder may be required to report annually and include in its U.S. taxable income its pro rata share of ‘‘subpart F income,’’ ‘‘global intangible low-taxed income’’ and investments in U.S. property attributable to those non-U.S. subsidiaries. The CFC rules are complex and U.S. Shareholders and U.S. holders of our ordinary shares are urged to consult their own tax advisors regarding the possible application of the CFC, ‘‘subpart F income,’’ and ‘‘global intangible low-taxed income’’ rules (including applicable direct and indirect attribution rules) to them based on their particular circumstances.

A future transfer of your ordinary shares, other than one effected by means of the transfer of book entry interests in DTC, may be subject to Irish stamp duty.

Transfers of ordinary shares effected by means of the transfer of book entry interests in the DTC should not be subject to Irish stamp duty where ordinary shares are traded through DTC, either directly or through brokers that hold such shares on behalf of customers through DTC. However, if you hold your ordinary shares as of record rather than beneficially through DTC, any transfer of your ordinary shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired). Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty to arise could adversely affect the price of our ordinary shares.

General risk factors

We are, and will continue to be in the future, a party to legal proceedings that could result in adverse outcomes.

We may be a party to legal proceedings, including matters involving securities liability, personnel and employment issues, intellectual property claims and other proceedings arising in the ordinary course of business. In addition, there are an increasing number of investigations and proceedings in the health care industry generally that seek recovery under the statutes and regulations identified in the section entitled “Business - Government Regulation and Approval Process.” We evaluate our exposure to these legal proceedings and establish reserves for the estimated liabilities in accordance with generally accepted accounting principles, or GAAP. Assessing and predicting the outcome of these matters involves substantial uncertainties. Unexpected outcomes in these legal proceedings, or changes in our evaluation or predictions and accompanying changes in established reserves, could have a material adverse impact on our financial results. For more information on our material pending litigation, see the risk factor under the caption “-Our competitors or other third parties may allege that we, our suppliers or partners are infringing their intellectual property, forcing us to expend substantial resources in litigation, the outcome of which is uncertain. Any unfavorable outcome of such litigation, including losses related to “at-risk” product launches, could have a material adverse effect on our business, financial position and results of operations” and the section entitled “Legal Proceedings” herein.

We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we collect, store and transmit large amounts of confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. The size and complexity of our information technology systems, and those of our third-party vendors with whom we contract, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors, from attacks by malicious third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives (including, but not limited to, industrial espionage) and expertise, including organized criminal groups, “hacktivists,” nation states and others. As a global pharmaceutical company, our systems are subject to frequent attacks. Due to the nature of some of these attacks, there is a risk that they may remain undetected for a period of time. Service interruptions could also result from intentional or accidental physical damage to our systems infrastructure maintained by us or by third parties. Maintaining the secrecy of this confidential, proprietary, or trade secret information is important to our competitive business position. While we have taken steps to protect such information and invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination, or misuse of critical or sensitive information. A breach of our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information, or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other reason, could enable others to produce competing products, use our proprietary technology or information, or adversely affect our business or financial condition. Further, any such interruption, security breach, loss or disclosure of confidential information, could result in financial, legal, business, and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations or cash flow.

Material weaknesses in our internal control over financial reporting have occurred in the past and could occur in the future.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting.

Maintaining effective internal control over financial reporting is necessary for us to produce reliable financial reports and is important to help prevent financial fraud. We have in the past and may in the future identify material weaknesses in our internal control over financial reporting. If we are unable to maintain adequate internal controls, our business and operating results could be harmed, we could be subjected to regulatory scrutiny, civil or criminal penalties or shareholder litigation, the defense of any of which could cause the diversion of management’s attention and resources, we could incur significant legal and other expenses, and we could be required to pay damages as a result of such actions if any such actions were not resolved in our favor. Moreover, we may be the subject of negative publicity focusing on a material weakness and we may be subject to negative reactions from shareholders and others with whom we do business. Further, we may not be able to remediate a future material weakness in a timely manner and our management may be required to devote significant time and expense to remediate any such material weakness. Failure to maintain adequate internal control over financial reporting could also result in financial statements that do not accurately reflect our financial condition or results of operations, which could result in the need to restate previously issued financial statements. There can be no assurance that we will not identify any significant deficiencies or other material weaknesses in the future that will impair our ability to report our financial condition and results of operations accurately or on a timely basis. In addition, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of our internal control over financial reporting in future periods, investors may lose confidence in the accuracy and completeness of our financial reports.

We have in the past identified errors in our financial statements, which required us to restate those financial statements. If we identify errors in our financial reporting in the future, we may be required to restate previously issued financial statements and any such restatement may subject us to regulatory penalties and could cause investors to lose confidence in the accuracy and completeness of our financial statements.

In connection with the preparation of the prospectus for our initial public offering, we identified errors in our financial statements for the years ended December 31, 2016 and December 31, 2017 related to our accounting for certain aspects of the Business Combination. The required adjustments to address these errors led to restatements of those financial statements. In addition, we had to correct certain misstatements in our annual and interim financial statements for 2018 and 2019 related to misstatements associated with the tax treatment of certain intercompany transactions at the time of the Business Combination. Additionally, as previously reported in our Quarterly Report on Form 10-Q for the period ended September 30, 2019, revisions were necessary to correct misstatements related to uncertain tax positions and prepaid taxes and certain other previously identified immaterial misstatements. If we are required to restate any of our financial statements in the future due to our inability to adequately remedy the issues that gave rise to these restatements or for any other reason, we may be subject to regulatory penalties and investors could lose confidence in the accuracy and completeness of our financial statements, which could cause our share price to decline.

Our operating results are affected by many factors and may fluctuate significantly on a quarterly basis.

Our operating results may vary substantially from quarter to quarter and may be greater or less than those achieved in the immediately preceding period or in the comparable period of the prior year. Factors that may cause quarterly results to vary include, but are not limited to, the following:

●	our ability to create demand in the marketplace for products we promote;
●	the number of new product introductions;
●	losses related to inventory write-offs;
●	marketing exclusivity, if any, which may be obtained on certain new products;
●	the level of competition in the marketplace for certain products;
●	price decreases and associated customer shelf stock adjustments;
●	availability of raw materials and finished products from suppliers;
●	our ability to manufacture products at our manufacturing facilities;
●	the scope and outcome of governmental regulatory actions;
●	our dependence on Upneeq for a significant portion of total revenues or income; and
●	legal actions asserting intellectual property rights against our product brought by competitors and legal challenges to our intellectual property rights brought against us by our competitors; price erosion and customer consolidation; and significant payments (such as milestones) payable by us under licensing and development agreements to our partners before the related product has received FDA approval.

The profitability of our product sales is also dependent upon the prices we are able to charge for our product, the costs to purchase products from third parties and our ability to manufacture our product in a cost-effective manner. If our total revenues decline or do not grow as anticipated, we may not be able to reduce our operating expenses to offset such declines. Failure to achieve anticipated levels of total revenues could, therefore, significantly harm our business and operating results.